UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Zumiez Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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4001 204th Street SW

Lynnwood, Washington 98036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 3, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 annual meeting of shareholders of Zumiez Inc., a Washington corporation. Zumiez Inc. and its wholly-owned subsidiaries is also referred to as “Zumiez,” “we,” “our,” “us,” “its” and the “Company.” The meeting will be held on Wednesday, June 3, 2026 at 8:00 a.m. (Pacific Time) at our headquarters located at 4001 204th Street SW, Lynnwood, Washington 98036 for the following purposes:

1.
To elect three directors to hold office until our 2029 annual meeting of shareholders;
2.
To hold an advisory, non-binding, vote on executive compensation;
3.
To consider and act upon a proposal to ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027 (“fiscal 2026”); and
4.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our board of directors recommends a vote “For” Items 1, 2, and 3. The record date for the annual meeting is
March 25, 2026. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Under the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. The delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 24, 2026, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our fiscal year ending January 31, 2026 (“fiscal 2025”) Proxy Statement and 2025 Annual Report to Shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote online, by telephone, or if you received a paper copy of the voting card, submit your proxy by signing, dating and returning the accompanying proxy card in the enclosed prepaid return envelope. If you decide to attend the annual meeting and you are a shareholder of record, you will be able to vote in person even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2026: The Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report to Shareholders are available on the internet at https://ir.zumiez.com/financial-information/annual-reports.

By Order of the Board of Directors
Chris K. Visser
Chief Legal Officer and Secretary

Lynnwood, Washington

April 24, 2026

4001 204th Street SW

Lynnwood, Washington 98036

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2026

Questions And Answers

Why am I receiving these proxy materials?

We are making available to you this proxy statement and the accompanying proxy card because the board of directors of Zumiez Inc. (“Zumiez,” “we,” “us,” “its” and the “Company”) is soliciting your proxy to vote at our 2026 annual meeting of shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. Should you choose to attend, you must be ready to present proof of your ownership of Zumiez stock as of the record date, March 25, 2026, to attend the meeting. However, you do not need to attend the meeting to vote your shares. For more information on voting, see information below under the section heading “How do I vote?”.

We intend to mail or otherwise make available this proxy statement and the accompanying proxy card on or about April 24, 2026 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on March 25, 2026, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 17,255,722 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you vote your proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, at the close of business on the record date, your shares were not held in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. Should you choose to attend, you must be ready to present proof of your ownership of Zumiez stock as of the record date, March 25, 2026, in order to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy issued in your name from your broker, bank or other agent. For more information about a legal proxy, see the information, below, under the section heading “How do I vote? – Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.”

What am I voting on?

You are being asked to vote on the following matters:

•
Election of three directors (Proposal 1);
•
An advisory, non-binding vote on executive compensation (Proposal 2);
•
To consider and act upon a proposal to ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for fiscal 2026 (Proposal 3).

When you vote your proxy, you appoint Chris K. Visser and Richard M. Brooks as your representatives at the meeting. When we refer to the “named proxies,” we are referring to Mr. Visser and Mr. Brooks. This way, your shares will be voted even if you cannot attend the meeting.

How do I vote?

For Proposals 1, 2, and 3, you may vote “For,” “Against” or “Abstain” from voting (for the election of directors, you may do this for any director nominee that you specify). The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting, via the internet, by telephone or by proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•
To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please be prepared to present proof of your ownership of Zumiez stock as of March 25, 2026.
•
To vote via the internet—You may vote online at www.proxyvote.com. Voting on the internet has the same effect as voting by mail or by telephone. If you vote via the internet, do not return your proxy card and do not vote by telephone. Internet voting will be available until 11:59 p.m. Eastern time, June 2, 2026.
•
To vote by telephone—You may vote by telephone by calling 1-800-690-6903 and following the automated voicemail instructions. Voting by telephone has the same effect as voting by mail or via the internet. If you vote by telephone, do not return your proxy card and do not vote via the internet. Telephone voting will be available until 11:59 p.m. Eastern time, June 2, 2026.
•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy or voting instruction form with these proxy materials from that organization rather than from us. You can vote by using the proxy or voting information form provided by your broker, bank or other agent or, if made available, vote by telephone or via the internet. To vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other agent. Under a legal proxy, the bank, broker, or other agent confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. Please allow sufficient time to receive a legal proxy through the mail after your broker, bank or other agent receives your request.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Zumiez common stock you own as of the close of business on March 25, 2026, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in the following manner:

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“For” the election of all nominees for director (Proposal 1);
•
“For” the approval of the compensation of the Company’s named executive officers as disclosed in these materials (Proposal 2);
•
“For” the ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm for fiscal 2026 (Proposal 3).

If any other matter is properly presented at the meeting, one of the named proxies on your proxy card as your proxy will vote your shares using his discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained Advantage Proxy to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Advantage Proxy approximately $5,000 for proxy solicitation services.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name and/or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted. Alternatively, if you vote by telephone or via the internet, you will need to vote once for each proxy card and voting instruction card you receive.

Can I change my vote after voting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy with a later date.
•
You may send a written notice that you are revoking your proxy to our Chief Legal Officer and Secretary, Chris K. Visser, at 4001 204th Street SW, Lynnwood, Washington 98036.
•
You may attend the annual meeting and vote in person (if you hold your shares beneficially through a broker, bank or other agent you must bring a legal proxy from the record holder in order to vote at the meeting).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Generally, abstentions and broker non-votes (discussed below in “How are votes counted?”) will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date. Your vote is extremely important, so please vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Against” and “Abstain” and broker non-votes (described below, if applicable) for Proposals 1, 2, and 3. Abstentions and broker non-votes will not be counted as votes cast for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to discretionary items, but not with respect to non-discretionary items. Under the rules of the New York Stock Exchange, the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are considered non-discretionary items while the ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm (Proposal 3) is considered a discretionary item. Accordingly, if your broker holds your shares in its name, the broker is not permitted to vote your shares on Proposal 1 or 2 but is permitted to vote your shares on Proposal 3 even if it does not receive voting instructions from you because Proposal 3 is considered discretionary. When a broker votes a client’s shares on some but not all of the proposals at the annual meeting, the missing votes are referred to as broker non-votes. Broker non-votes will be included in determining the presence of a quorum at the annual meeting but are not considered present or a vote cast for purposes of voting on the non-discretionary items. Please vote your proxy so your vote can be counted.

How many votes are needed to approve each proposal?

Under Washington corporation law, our Articles of Incorporation and our bylaws, if a quorum exists, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “For” or “Against” Proposals 1, 2, and 3, whether by proxy or in person. Abstentions and broker non-votes (discussed previously) are not considered “votes cast.” Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of the shareholders shall be entitled to one vote per share.

Proposal 1. As described in more detail below under “What are the voting procedures for director elections?” we have adopted majority voting procedures for the election of directors in uncontested elections. As this is an uncontested election, the director nominees will be elected if the votes cast “For” a nominee’s election exceed the votes cast “Against” the director nominee. There is no cumulative voting for the election of directors.

Proposal 2. For the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, if the number of “For” votes exceeds the number of “Against” votes, then Proposal 2 will be approved.

Proposal 3. For the ratification of the selection of our independent registered public accounting firm for fiscal 2026, if the number of “For” votes exceeds the number of “Against” votes, then Proposal 3 will be ratified.

If you abstain from voting on any of the proposals, or if a broker or bank indicates it does not have discretionary authority to vote on any particular proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals as a vote cast with respect to the proposal in question. Furthermore, any abstention or broker non-vote (a broker non-vote is explained previously in “How are votes counted?”) will have no effect on the proposals to be considered at the meeting since these actions do not represent votes cast by shareholders.

What are the voting procedures for director elections?

The nominees for director in an uncontested election, such as this one, will be elected if the votes cast in favor of a nominee’s election exceed the votes cast opposing such nominee’s election. Abstentions and broker non-votes are not considered “votes cast.” Likewise, a share otherwise present at the meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

If this had been a contested election, the directors would be elected by a plurality of the votes cast. A “contested election” means an election of directors of the Company in which the number of nominees for any election of directors nominated by (i) the board of directors, or (ii) any shareholder pursuant to Article 1, Section 10 of the Company’s bylaws, or (iii) a combination of nominees by the board of directors and any shareholder pursuant to Article I, Section 10 of the Company’s bylaws, exceed the number of directors to be elected.

A nominee for director in an uncontested election who does not receive the requisite votes for election, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earlier of: (i) ninety (90) days from the date on which the voting results of the election are certified, (ii) the date on which an individual is selected by the board of directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the board of directors, or (iii) the date the director resigns. Except in the foregoing sentence, a director who failed to receive a majority vote for election will not participate in the filling of his or her office. If none of the directors receive a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Company’s bylaws.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published on Form 8-K with the Securities and Exchange Commission (“SEC”) within four business days after the annual meeting.

CORPORATE GOVERNANCE

Overview

Our corporate governance practices and policies promote the long-term interests of our shareholders, strengthen the accountability of our board of directors and management and help build public trust in our Company. Our governance framework is built on a foundation of written policies and guidelines, which we modify and enhance on a regular basis to reflect best practices and feedback from our shareholders. Our Corporate Governance Guidelines and other key governance policies and documents are available on our website at https://ir.zumiez.com.

Independence of the Board of Directors and its Committees

As required under Nasdaq listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his or her family members and the Company, our senior management and our independent auditors, our board of directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing rules, except for our Chairman of the Board, Mr. Campion, and our Chief Executive Officer, Mr. Brooks.

As required under applicable Nasdaq listing rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised of directors determined by the board to be independent within the meaning of the applicable Nasdaq listing rules.

Board Leadership

We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board (“Chairman”) in recognition of the differences between the two roles. Our CEO, Richard M. Brooks, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while our Chairman, Thomas D. Campion, provides guidance to the CEO and input to the agenda for board meetings and presides over meetings of the full board of directors. Because Mr. Campion is an employee of the Company and is therefore not “independent,” our board of directors has appointed Travis D. Smith, as the Company’s lead independent director. The lead independent director has responsibility to:

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call, lead and preside over meetings of the independent directors, which meet in private executive sessions at each board meeting;
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call special meetings of the board of directors on an as-needed basis;
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set the agenda for executive sessions of meetings of the independent directors;
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facilitate discussions among the independent directors on key risks and issues and concerns outside of board meetings;
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brief the Chairman and CEO on issues that arise in executive session meetings;
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serve as a non-exclusive conduit to the Chairman and CEO of views, concerns and issues of the independent directors; and
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collaborate with the Chairman and CEO on setting the agenda for board meetings.

Risk Oversight

The board takes an active role, as a whole and also at the committee level, in helping the Company evaluate and plan for the material risks it faces, including operational, financial, legal, regulatory, strategic and reputational risks. The Company utilizes a risk management and oversight framework built upon eight key practices identified by the National Association of Corporate Directors (the “NACD”) for effective board oversight of risk, as follows:

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clarify the roles of the board, committees, and management,
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understand the Company’s risk profile,
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define the Company’s risk appetite,
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integrate strategy, risk, and performance discussions,
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ensure transparent and dynamic risk reporting,
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reinforce clear accountability for risk,
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verify that the mitigation reduces risk exposure, and
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assess risk culture.

The Company also believes that the ownership and the management of risk is best thought about through the Company’s cultural lens of empowerment and the related corollary principle of accountability. In this way, a person who is primarily responsible for the execution of a task or function is also the person who is primarily responsible or accountable for all related aspects of that task or function, including the management of risk associated thereof. In other words, management of risk is integrated into the Company’s business decision making process. In addition, during the December board of directors meeting, the board and management discuss, evaluate and assess risk in connection with the Company’s five-year planning process. In connection with this review, the key strategic and operational risks of the Company are reviewed and discussed. These key strategic and operational risks are grouped by (1) the type of risk (external or internal in nature) and (2) the Company’s ability to control and respond to the risk. Also, so-called “viability risks,” which is a category of macroeconomic risks that have the potential to have more severe consequences to the Company are also reviewed and examined. The relative importance or priority of the risks are discussed as well as whether any corresponding risk mitigation measures have been identified and implemented. Also, during the August board of directors meeting, the board and management review how certain macroeconomic themes and consumer trends could serve as risks to the Company’s long-term strategies.

For topics inherent to a particular board committee or otherwise set forth in a committee charter, that particular committee has primary responsibility for the topic with the full board having secondary accountability. For example, the audit committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and its oversight of cybersecurity risk. Regarding cybersecurity, the audit committee receives regular quarterly reports covering the Company’s program for managing information security risks, including data privacy and data protection risks. The Company also maintains cybersecurity insurance coverage. More detailed information about the Company’s cybersecurity program, including the risk management and strategy associated with the cybersecurity program and its risk oversight framework can be found in the Company’s Annual Report on Form 10-K, Item 1.C.

The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The governance and nominating committee manages risks associated with corporate governance, including risks associated with the independence of the board and reviews risks associated with potential conflicts of interest affecting directors and executive officers of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. In fulfilling its risk oversight responsibilities, the board particularly focuses on the Company’s long-term business strategies, including fostering and promoting social responsibility and incorporating social and sustainability risks into its overall strategic decision-making. More information about the Company’s approach to the topic of social responsibility is set forth under the heading “Social Responsibility” on page 17.

Furthermore, at least annually, the board conducts an independent session where they outline the risks that they believe exist for the Company and the broader retail industry and compares these with the strategic and operational risks outlined by management in connection with the five-year planning process discussed above. Additionally, the board exercises its risk oversight function in approving the annual budget and quarterly re-forecasts and in reviewing the Company’s long-range strategic and financial plans with management. The board’s role in risk oversight has not had any effect on the board’s leadership structure.

Board Composition and Consideration of Director Nominees

Director Qualifications and Membership Criteria

The board of directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills and the composition of our board of directors has been designed to allow for expertise in differing skill sets. Furthermore, as discussed previously, a majority of our board of directors must qualify as “independent” as required under Nasdaq listing rules. The governance and nominating committee is responsible for assisting the board in matters of board organization and composition and in establishing criteria for board membership.

The criteria for evaluation of a director candidate includes, as a baseline or prerequisite to further review, that a candidate possesses all of the following characteristics:

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Integrity;
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Absence of any conflicts of interest;
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Appreciation for the role of culture in an organization and an ability to participate in a constructive and collegial manner;
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Business understanding and financial acumen; and
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Willingness to devote sufficient time to carrying out the duties and responsibilities of a director, and, most importantly, to represent the long-term interests of all shareholders.

In further evaluating the suitability of individual board members, the governance and nominating committee considers many factors, with a focus on Diversity, Industry or Related Experience and Specialty Skills and Knowledge.

For these purposes, “Diversity” includes: age, gender, ethnicity, sexual orientation, national origin, or other professional backgrounds and experiences. “Industry or Related Experience” can be exhibited by: retail industry experience, experience operating businesses at scale or being a leader within a niche, brand experience, lifestyle retail experience or fashion experience. “Specialty Skills and Knowledge” can be exhibited by the following skills or knowledge: executive leadership, business development or M&A, financial, accounting (e.g., CFO or CPA experience) or investor relations, ecommerce, omnichannel, technology, global/international, governance, consumer/digital insights, organizational development, corporate social responsibility, platform services or concepts or innovation within the consumer world.

These criteria are also referenced in our Corporate Governance Guidelines and in Exhibit A to the governance and nominating committee’s charter, both available at http://ir.zumiez.com under the “Governance” section. The governance and nominating committee also has the ability to review and add other criteria, from time to time, that it deems relevant. Specific weights are not assigned to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The governance and nominating committee assesses the skill areas currently represented on the board and those skill areas represented by directors expected to retire from the board in the near future against the list of targeted skills and experiences. The governance and nominating committee also considers recommendations from members of the board regarding skills that could improve the overall quality and ability of the board to carry out its function. Based on this analysis, the governance and nominating committee targets specific skill areas or experiences as the focus of consideration for new directors to join the board.

Identifying and Evaluating Nominees for Directors

The governance and nominating committee will evaluate all of the aforementioned skills and qualifications based on established prioritizations that are consistent with the Company’s long-term vision and strategies and the needs of the board in general. The committee will also consider the needs of the board with respect to director succession and the capacity of a director to serve on board committees and/or to possibly serve as a chairperson of a board committee. In the event vacancies are anticipated, or arise, the committee evaluates various potential candidates for director, considering the skill areas and characteristics discussed above and qualifications of the individual candidate. Candidates may come to the attention of the committee through current board members, third-party search firms retained to assist in identifying and evaluating possible candidates, shareholders or other persons. In determining whether to recommend a director for re-election, the committee will also consider the director’s past attendance at meetings, participation in and contributions to the activities of the board, and the results of the annual board evaluation and self-assessment. As part of its review process the governance and nominating committee will interview potential director candidates, conduct reference and background checks and review completed independence and conflict of interest questionnaires and follow other customer procedures.

Board Self-Assessment

The board is committed to assessing its own performance as a board in order to identify its strengths as well as areas in which it may improve its performance. The self-evaluation process, which is established by the governance and nominating committee, involves the completion of annual evaluations of the board, its lead independent director and director candidates potentially standing for re-election, review and discussion of the results of these evaluations by the committee, and consideration of action plans to address any issues. As part of its self-assessment process, each director completes an annual self-assessment survey to gather information regarding the previously discussed board criteria of Diversity, Industry or Related Experience and Specialty Skills and Knowledge. The committee reviews these self-assessment surveys in order to help prioritize director candidates that will contribute to the optimal functioning of the board in its oversight of the Company over both the short-term and long-term.

Goal of a Diverse Board

The board believes that its composition should reflect, and its effectiveness will be enhanced by, a broad range of relevant perspectives, skills and knowledge, including gender, racial and ethnic diversity. This is aligned with the previously described focus of the governance and nominating committee on considering and evaluating director criteria and characteristics related to: Diversity, Industry or Related Experience and Specialty Skills and Knowledge. Please refer to the section entitled “Current Board of Director Composition” in Proposal 1—Election of Directors for a discussion regarding the current diversity and skill sets of the board.

Director Tenure; No Term Limits

The board currently believes it is not necessary to institute term limits for directors. Directors who serve on the board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with, and understanding of, the Company and its history, policies and objectives. The board believes that, as an alternative to term limits, it can ensure that the board continues to evolve and adopt new viewpoints through its evaluation and nomination process and procedures.

Other Company Board and Committee Service

The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors are required to advise the Chair of the governance and nominating committee and the CEO before accepting membership on other boards of directors, membership on the audit committee of the other boards in particular, or other significant commitments involving affiliation with other businesses or governmental units.

Accordingly, no director may serve on more than four public company boards (including the Company's board) and no member of the audit committee may serve on more than three public company audit committees

(including the Company's audit committee) unless the audit committee member is a retired CPA, CFO, Controller or has similar experience, in which case the limit shall be four committees, taking time and availability into consideration including a review of the audit committee member’s attendance at all board and committee meetings. In addition, directors who serve as CEOs or in equivalent positions generally should not serve on over two public company boards (including the Company's board) besides their employer's board. Furthermore, directors who serve as an executive chair of any public company should not serve on over three public company boards (including the Company’s board). In calculating service on a public company board or audit committee, service on a board or audit committee of a parent and its substantially owned subsidiary counts as service on a single board or audit committee.

Director Attendance at our Annual Meeting of Shareholders

We invite and recommend all of our directors and the nominees for director to attend our annual meeting of shareholders.

Certain Relationships and Related Transactions

In prior years the Company has made charitable contributions to the Zumiez Foundation but no such charitable contributions were made in fiscal 2025. Our Chairman, Thomas D. Campion, is the Chairman of the Zumiez Foundation.

Policy and Procedures with Respect to Related Person Transactions

The Company recognizes that Related Person Transactions (defined as transactions, arrangements or relationships in which the Company was, is or will be a participant and the amount involved exceeds $10,000, and in which any Related Person (defined below) had, has or will have a direct or indirect interest) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is the Company’s written policy to enter into or ratify Related Person Transactions only when the board of directors, acting through the audit committee of the board of directors, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. A summary of the Company’s policies and procedures with respect to review and approval of Related Person Transactions are set forth below.

“Related Persons” are defined as follows:

•
any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
•
any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and
•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Directors and executive officers are required to submit to the audit committee a list of immediate family members and a description of any current or proposed Related Person Transactions on an annual basis and provide updates during the year.

In its review of any Related Person Transactions, the audit committee shall consider all of the relevant facts and circumstances available to the audit committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The audit committee shall approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders as the audit committee determines in good faith. The audit committee shall convey the decision to the CEO, Chief Legal Officer or the Chief Financial Officer, who shall convey the decision to the appropriate persons within the Company.

Policy on Insider Trading

In general, employees of the Company and its directors are subject to a separate insider trading policy that prohibits them from buying, selling or transferring (including the making of gifts) the Company’s securities except during pre-determined window periods, which generally commences one full business day after the public announcement of the Company’s quarterly or annual earnings and ending on the day four weeks thereafter, except for (1) the December window period which only lasts for two weeks and (2) the March window period which generally begins on the second Monday following the Company’s fourth quarter earnings and February sales release.

Except as otherwise provided in the Company’s insider trading policy, employees and directors are prohibited from buying, selling or transferring (including the making of gifts) the Company’s securities, even within the window period, if they are aware of any material non- public information. Material information is information that might affect the Company’s stock price or otherwise be of significance to an investor who is determining whether to purchase, sell or hold the Company’s securities. Further requirements and procedures, including information about the use of Rule 10b5-1 trading plans and information specific to officers and directors are set forth in the separate insider trading policy. Please see our insider trading policy that is filed with or otherwise incorporated by reference in the exhibit schedule of our annual report on Form 10-K.

Policy on Derivative Securities and Hedging Activities

The Company maintains a policy related to derivative securities and hedging activities as these securities and activities may put the personal interests and objectives in conflict with the best interests of the Company and its shareholders. Absent the prior written consent of the CFO or the Chief Legal Officer, individuals who are subject to this policy (including immediate family members), may not purchase, sell and trade-in options, warrants, puts and calls, or similar instruments or engage in derivative securities involving or relating to the Company’s securities. In addition, without the prior written consent of the CFO or the Chief Legal Officer, hedging or monetization transactions such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, are prohibited.

Anti-Pledging Policy

Our insider trading policy prohibits individuals who are subject to the policy (including immediate family members) from holding the Company’s securities in a margin account or pledging Company securities as collateral for a loan.

Information Regarding the Board of Directors and its Committees

Our board has established an audit committee, compensation committee and governance and nominating committee. The board has adopted a written charter for each committee. The charters of these three committees are posted on the Company’s website and can be accessed free of charge at http://ir.zumiez.com and are available in print to any shareholder who requests them. The composition of our board committees complies with the applicable rules of the SEC and Nasdaq. The board has determined that Steven P. Louden is an audit committee financial expert as defined in the rules of the SEC. The following table displays the composition of our board of director committee assignments as of January 31, 2026:

	Audit Committee	Governance & Nominating Committee	Compensation Committee

Travis D. Smith

Steven P. Louden

Carmen R. Bauza
Liliana Gil Valletta

James P. Murphy

Guy M. Harkless

Chairperson	Member	Lead Independent Director	Audit Committee Financial Expert

Audit Committee

As more fully described in its charter, our audit committee has responsibility for, among other things:

•
the sole authority to appoint, determine the funding for and oversee the independent registered public accounting firm;
•
assisting our board in monitoring the integrity of our financial statements and other SEC filings;
•
discussing with our management and our independent registered public accounting firm significant financial reporting issues and judgments and any major issues as to the adequacy of our internal controls;
•
reviewing our annual and quarterly financial statements prior to their filing with the SEC and prior to the release of our results of operations;
•
reviewing the independence, performance and qualifications of our independent registered public accounting firm and presenting its conclusions to our board and approving, subject to permitted exceptions, any non-audit services proposed to be performed by the independent registered public accounting firm;
•
reviewing and discussing with management the Company’s major operational, legal and regulatory risks, including data security and privacy and the Company’s policies and procedures to identify and manage cybersecurity risks;
•
reviewing and approving any changes to the Company’s insider trading compliance program and procedures;
•
oversight of the performance of the Company’s internal audit function; and
•
reviewing its charter at least annually for appropriate revisions.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Governance and Nominating Committee

As more fully described in its charter, our governance and nominating committee has the responsibility for, among other things:

•
recommending persons to be selected by the board as nominees for election as directors and as chief executive officer;
•
assessing our directors’ and our board’s performance;
•
making recommendations to the board regarding membership and the appointment of chairpersons of the board’s committees;
•
recommending director compensation and benefits policies;
•
reviewing its charter at least annually for appropriate revisions; and
•
recommending to the board other actions related to corporate governance principles and policies.

Compensation Committee

As more fully described in its charter, our compensation committee has responsibility for, among other things:

•
establishing the Company’s philosophy, policies and strategy relative to executive compensation, including the mix of base salary, short-term and long-term incentive and equity based compensation within the context of the stated policies and philosophy including management development and succession planning practices and strategies;
•
reviewing corporate goals and objectives relevant to compensation of our CEO and other senior executives including review and approval of performance measures and targets for all executive officers participating in the annual executive non-equity incentive bonus plan and certify achievement of performance goals after the annual measurement period to permit bonus payouts under the plan;
•
determining and approving our CEO’s compensation and making recommendations to the board with respect to compensation of other executive employees, including any special discretionary compensation and benefits;
•
administering our incentive compensation plans and equity based plans and making recommendations to the board with respect to those plans;
•
making recommendations to our board with respect to the compensation of directors;
•
the sole authority to appoint, determine the funding for and oversee the independent compensation consultant; and
•
reviewing its charter at least annually for appropriate revisions.

Succession Planning

Our CEO and board of directors review at least annually the succession plan of our CEO and each of our named executive officers (“NEO” or “NEOs”). The board of directors conducts an annual review of, and provides approval for, our management development and succession planning practices and strategies.

Our CEO provides an annual report to the board of directors assessing senior management and their potential successors. As part of this process, contingency plans are presented in the event of our CEO’s termination of employment for any reason (including death or disability). The report to the board of directors also contains the CEO’s recommendation as to his successor. The full board of directors has the primary responsibility to develop succession plans for the CEO position.

Meetings of the Board of Directors and Board and Committee Member Attendance

In fiscal 2025, our board of directors met seven times, the governance and nominating committee met four times, the audit committee met four times and the compensation committee met two times. The board of directors and the committees acted by unanimous written consent when required during the last fiscal year. All of our directors attended more than 75% of the eligible board and committee meetings. The Company has a formal policy pursuant to which members of the board of directors are expected to attend annual shareholder meetings absent unusual circumstances that make attendance impracticable.

Shareholder Communications with the Board of Directors; Shareholder Engagement

The Company has a process by which shareholders may communicate directly with directors, including non-employee directors, by mailing such communication to the board of directors in care of the Company’s Secretary, at the Company’s headquarters in Lynnwood, Washington. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. All such communications will be forwarded to the intended director(s) without editing or screening. If these foregoing procedures are modified, then updated procedures will be posted on the Company’s corporate website.

The Company maintains an active dialogue with shareholders to ensure a diversity of perspectives are thoughtfully considered. The board believes that the responsibility lies with management for communications and relationships on behalf of the Company with institutional investors, the media, and customers. Therefore, the board may participate occasionally in such interaction, but will generally do so only at the request of or with the prior knowledge of management. It has been the Company’s practice for the Lead Independent Director to periodically accompany management to meetings with the Company’s institutional investors.

Code of Conduct and Ethics

Our board has adopted a code of conduct and ethics applicable to our directors, executive officers, including our chief financial officer and other of our senior financial officers, and employees in accordance with applicable rules and regulations of the SEC and Nasdaq. The code of conduct is available at http://ir.zumiez.com under the “Governance” section.

Corporate Governance Guidelines

Our board has adopted corporate governance guidelines that provide an overview of the governance structure maintained at the Company and policies related thereto. The guidelines are available at http://ir.zumiez.com under the “Governance” section.

Compensation Clawback Policy

On November 28, 2023, the board adopted a new Policy for Recovery of Erroneously Awarded Compensation (the “Compensation Clawback Policy”). The Compensation Clawback Policy requires us to clawback erroneously awarded incentive compensation received by covered employees (current and former executive officers) during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Compensation Clawback Policy is included as an exhibit or otherwise incorporated by reference in our annual report on Form 10-K.

SOCIAL RESPONSIBILITY

Background

Social Responsibility is, and has always been, a topic of great importance to the Company. The Company has strived to facilitate and connect empowered youth across their communities and to support them in their pursuits and passions as they strive to make a positive impact in their communities. The Company’s Social Responsibility efforts have also included its support of the Zumiez Foundation. The Zumiez Foundation is a separate nonprofit organization that focuses on purchasing clothing and other related items to distribute to people in need in communities served by our retail stores, specifically during cold weather months. The Zumiez Foundation has donated over $14.1 million in clothing and other related items to a broad range of nonprofit organizations since 2007. These donations, on an annual basis, have helped support over 75,000 people via 200 agencies in 50 states. The Zumiez Foundation also seeks to teach Zumiez employees about the value of giving back and inspiring them to get involved in their communities. In this regard, since 2008 the Zumiez Foundation has recognized 99 of the Company’s employees and customers for their outstanding commitment to giving back to their respective communities with donations to their chosen cause of $2,500 each. For more information about the charitable contributions made by the Company to the Zumiez Foundation, please see the information above in the Corporate Governance section under the heading “Certain Relationships and Related Transactions.”

The Company believes its customers and employees increasingly care about social causes and the Company expects this trend to accelerate with subsequent generations because of the power of social media and the condition of the modern world. The Company believes consumers will continue to choose to do business with companies that are good corporate citizens and responsible members of their local and global communities. Shareholders’ expectations are also rising as they seek to understand how responsible social practices impact long-term value. Accordingly, the Company intends to continue to pursue Social Responsibility initiatives that are aligned with its culture and brand and where it can make a positive impact for its key stakeholders.

Since fiscal 2018, the Company has worked to develop a shared understanding within its organization of what Social Responsibility encompasses and why it should be pursued. While Social Responsibility is not new to the Company, what is new, however, is how the Company can become more intentional and transparent about Social Responsibility and how it can amplify the impact it is able to make. The following sections are intended to provide an update on how the Company views Social Responsibility from a framework, guiding principles and stakeholder perspective and to summarize the areas of focus that the Company has selected.

Social Responsibility—Framework

The Company believes that Social Responsibility should be an integration of measures that benefit society and that benefit the Company’s business. From a benefit to society perspective, the Company has referenced the United Nations Sustainable Development Goals (the “UN SDGs”). The UN SDGs are a blueprint to achieve a better and more sustainable future for all and address the global challenges society faces, including those related to poverty, inequality, climate change, environmental degradation, peace and justice. There are 17 UN SDGs and they are all interconnected. For more information about the UN SDGs, please refer to the information found at the United Nation’s website at: https://www.un.org/sustainabledevelopment/sustainable-development-goals/.

The Company’s view is that if it selected areas of focus that primarily benefit society but not its business then this would be more akin to corporate philanthropy. Likewise, areas of focus that primarily benefit its business rather than society could be viewed as mere corporate marketing or propaganda. Accordingly, the Company believes that to best achieve or optimize Social Responsibility, there should be a partnering philosophy and its selected areas of focus should have the ability to provide a high impact to both society and its business.

In addition to an impact framework, the Company also views Social Responsibility through a stakeholder framework, in that its actions can have an impact on a multitude of stakeholders. While all of the Company’s stakeholders are important, the Company is especially attuned to its customers, its employees and its shareholders.

Social Responsibility—Guiding Principles

As part of Social Responsibility, the Company developed guiding principles to help it select areas of focus. A summary of these guiding principles are set forth below:

•
Alignment with Culture and Brand. Social Responsibility must be aligned with the Company’s culture, its brand and be integrated in its overall strategic priorities.
•
Authentic. Social Responsibility measures must be “authentic” to Zumiez. In other words, it must be consistent with the Company’s values as an organization and its brand positioning.
•
Ability to Impact. Consistent with the impact framework discussed above, Social Responsibility areas of focus should be things that the Company believes it can make a measurable or meaningful impact over time.
•
Balance of Stakeholder Interests. With respect to the Company’s stakeholders, especially key stakeholders, there is a balance of interests. Specifically, this means that with respect to key stakeholders no one is disadvantaged in the short-run and, in the long-run, key stakeholders will benefit. By way of example. For customers, the Company will not take actions that are not in their interests or that are inconsistent with the Company’s brand position. For employees, the Company will not take actions inconsistent with its cultural values. For the Company’s shareholders this means that their short term and long-term financial expectations will not be compromised.
•
Transparency. The Company will share and disclose its Social Responsibility efforts and hold itself accountable to the selected measures and goals.

Social Responsibility—Areas of Focus

Utilizing the framework and guiding principles discussed above, the Company has selected several areas of focus for its Social Responsibility efforts. These areas of focus are briefly summarized below. It is important to note that while the Company believes it has already been historically involved in these areas, there is more progress that can be made. Also, the Zumiez Foundation plans to continue its mission of distributing clothing to people in need and the topic of homelessness, but has a goal to further expand its reach to more communities.

•
Environmental Impact. The Company will seek to minimize its impact on the environment by reducing the waste it produces in connection with the manufacture, distribution, sale and delivery of products to its customers. This includes both products that we manufacture, third party branded merchandise and an analysis of products at the end of their life cycle. The Company will do this in part by seeking to produce products in more sustainable ways by evaluating the materials and processes that are involved in the manufacturing of its products. The Company will also seek to implement more environmentally friendly ways to operate its stores, distribution centers and its home office.
•
Actionism. The Company will endeavor to inspire its employees and customers to be more locally involved and engaged in their passions and causes. The key goal is about inspiring individual action versus just talk or rhetoric and working to leverage partnerships targeting specific causes so as to engage our employees and customers. An example of this would be the Company’s work with Rock the Vote, Voto Latino and Amplifier in its “Stand Up” campaign to register people to vote.
•
Inclusion & Equity. The Company believes it should be a place where people have a voice, will be heard, and have bias-free opportunities. Accordingly, its work place should be built upon the foundation of inclusion and equity where its people are diverse in their backgrounds, communities the Company serves, and points of view, yet all share the same core cultural values of working hard, giving back and empowering others. In this regard the Company aims to be an inclusive reflection of its customers, employees, and business partners. Pay equity—employees being paid equally for equal work, without regard for race or gender, is a baseline component of this area of focus.

•
Growth and Development. The Company believes that one of its competitive advantages is the growth mindset of its employees which is supported and amplified by the Company’s teaching and learning practices. Building upon these practices the Company wants to strengthen its training initiatives and platforms to connect its employees to a broader depth of development opportunities and to expand this further by sharing the Company’s teaching and learning practices with communities in which we operate.

Social Responsibility—Ongoing Approach

Teams within the Company have developed specific programs and goals underlying each of the areas of focus described above. This work is ongoing throughout the fiscal year and selected programs and goals are integrated into the Company’s operating plan for each year. Part of the approach to Social Responsibility is the Company’s recognition of it as an important organizational strategy to further instill a Social Responsibility mindset through the organization.

The Company will disclose updates about its Social Responsibility efforts, including its areas of focus, the specific programs and goals underlying these areas of focus and the progress made on a regular basis.

PROPOSAL 1

Election Of Directors

Current Board of Directors Composition

The following three tables provide information about our current board of directors as of the date of this proxy statement. The first table sets forth our director composition, including information on whether a director also holds a management role with the Company. The second table presents diversity information about our board of directors in a Board Diversity Matrix, the form previously used in our Nasdaq listing rules. The third table highlights the number of our directors who share certain criteria or characteristics related to Specialty Skills and Knowledge or Related Experience, which were discussed previously in the section entitled “Director Qualifications and Membership Criteria”. A check is inserted in the table by the director’s name if that director self-assessed him or herself with a score of at least 3 (matches the definition) on a scale of 1 (does not match the definition) to 5 (very strongly matches the definition).

Also, following the tables, there is biographical information for each nominee for election this year and each other current director. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for at least the past five years and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, information is also presented below regarding each nominee’s and current director’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director. We also believe that all of our director nominees and current directors have a reputation for integrity, honesty and adherence to high ethical standards.

Information about the number of shares of common stock beneficially owned by each director appears under the heading “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships among any of the directors and executive officers of the Company.

Name	Current Position with the Company
Thomas D. Campion	Co-founder and Chairman of the Board
Richard M. Brooks	Chief Executive Officer and Director
Carmen R. Bauza	Director
Steven P. Louden	Director
James P. Murphy	Director
Travis D. Smith	Director
Liliana Gil Valletta	Director
Guy M. Harkless	Director

Board Diversity Matrix

	Female	Male		Non-Binary	Did Not Disclose Gender
Gender Identity:
Number of directors based on gender identity	2	6		0	0
Number of directors who identify in any of the categories below:
African American or Black	0	1		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	0		0	0
Hispanic or Latinx	2	0		0	0
Native Hawaiian or Pacific Islander	0	0		0	0
White	0	5		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+(1)			0
Did Not Disclose Demographic Background			0

(1)
Someone who self-identified as lesbian, gay, bisexual, transgender, or a member of the queer community

Director Specialty Skills and Knowledge and Industry or Related Experience

	Thomas Campion	Richard Brooks	Carmen Bauza	Steven Louden	James Murphy	Travis Smith	Liliana Gil Valletta	Guy Harkless

Executive	X	X	X	X	X	X	X	X
Leadership
Business Development/		X	X	X	X	X	X	X
M&A
E-commerce or Omnichannel		X	X	X	X	X	X	X
or Technology
Global or		X	X	X	X		X	X
International
Governance	X	X	X	X	X	X	X	X

Consumer/ Digital	X	X	X	X	X	X	X	X
Insights
Organizational	X	X	X	X	X	X	X	X
Development
Finance or Accounting or		X		X	X	X		X
Investor Relations
Corporate Social	X	X	X		X	X	X	X
Responsibility
Platform	X	X	X		X	X		X
Services or Concepts
Innovation within	X	X	X	X	X	X	X	X
Consumer World
Retail Industry	X	X	X	X	X	X	X	X

Brand	X	X	X	X	X	X	X	X
Experience
Lifestyle	X	X	X		X	X		X
Retail
Fashion	X	X	X		X	X	X	X

Current Prioritizations

As discussed earlier in the section entitled “Goal of a Diverse Board,” the board believes that its composition should reflect, and its effectiveness will be enhanced by, a broad range of relevant perspectives, skills and knowledge, including gender, racial and ethnic diversity. The governance and nominating committee is currently prioritizing candidates for the board of directors with the following qualifications, skills and experiences: Diversity; Executive Leadership; Globalization; Innovation within the Consumer World; Corporate Social Responsibility; and Platform Services or Concepts.

Diversity, in particular gender diversity, is a focused priority. Currently 2 of our 8 directors (25%) are women and 3 of our 8 directors (37.5%) are racially or ethnically diverse. Also, we have previously had up to 33.3% gender representation on the board, but this percentage representation has been susceptible to fluctuation due to the relatively small size of our board and the number of independent directors and the impact of director turnover. For example, we had a female member rotate off the board and a male director join that had the net impact of increasing our racial and ethnic diversity but did so at the expense of a decrease in our gender representation percentage. We have been prioritizing gender in our director recruitment efforts and are encouraged by the number of female candidates in our recruitment pipeline who have qualifications, skills and experiences that align with the current needs of the board. While we had hoped to add a new female director to our board during fiscal 2025, the timing associated with the director recruitment and evaluation process has been longer that we expected.

Nominees for Election for Terms Expiring in 2029

The Company currently has eight director positions. The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. The Company believes that a classified board promotes continuity of experience and an orderly succession of directors, which, in turn, increases the stability of the Company and encourages a long-term corporate perspective. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our bylaws.

Three directors are nominees for election this year and each has consented to serve a three-year term ending in 2029. The remaining directors will continue to serve the terms set out below in the sections entitled “Continuing Directors Whose Terms Expire in 2027” and “Continuing Directors Whose Terms Expire in 2028.”

Thomas D. Campion, 77, is one of our co-founders and has served on our board of directors since our inception in 1978. Mr. Campion has held various senior management positions during this time, including serving as our Chairman since June 2000. From November 1970 until August 1978, he held various management positions with JC Penney Company. Mr. Campion holds a B.A. in Political Science from Seattle University. He is the trustee of the Campion Foundation, a nonprofit organization focused on ensuring that biologically important ecosystems in Northwestern North America are preserved. The Campion Foundation also works on homelessness issues in the Pacific Northwest. He is also a trustee of the Campion Advocacy Fund, a 501(c)(4) organization that was founded to support and strengthen efforts to end homelessness in the U.S. and protect wilderness in western North America through direct advocacy and political engagement.

Director Qualifications: Mr. Campion’s knowledge as a retailer and as the co-founder of the Company provides the board with invaluable insight into the Company’s business and its unique culture. Mr. Campion provides generational leadership, sales, marketing, merchandising and brand building experience and expertise. Mr. Campion’s particular knowledge and experience with Zumiez and its competition helps the Company formulate short and long-term strategies that have contributed to Zumiez differentiating itself in the specialty niche of lifestyle retailing. As one of the Company’s largest shareholders, Mr. Campion’s interests are aligned with other Zumiez shareholders’ interests to increase the long-term value of the Company.

Liliana Gil Valletta, 49, was appointed to our board in July 2019. Ms. Gil Valletta is the co-founder and CEO of Cien+ (since 2010) and Culturintel (since 2018), both of which are based in New York City and have offices throughout the U.S. and Latin America and Europe. In 2023, these firms expanded globally under the holding Culture+ Group. Cien+ and Culturintel, collectively provide business consulting, big-data analytics, and marketing solutions for companies to help successfully turn demographic and cultural trends into opportunities for business success. Previously, Ms. Gil Valletta held a variety of marketing and supply chain roles at Johnson & Johnson, including serving as Global Marketing Services Director overseeing global strategy and agency contracting for the U.S. and EMEA regions. Ms. Gil Valletta also presently serves as an Operating Executive Board Member of AUA Private Equity Partners, a private equity firm that focuses on family-owned businesses benefiting from the growth of the U.S. Hispanic population. Additionally, Ms. Gil Valletta serves on the Board of Directors of RCN TV, a global studios and television network based in Columbia and Latin America. She also serves on the operating board of AUA Private Equity Partners and is the Chair of the Board of the Friends of the National Museum of the American Latino. Ms. Gil Valletta earned an M.B.A. from the University of Colorado at Colorado Springs, an executive degree in Global Leadership and Public Policy from The Harvard Kennedy School at Harvard University and a B.A. in Business Administration from Southwestern Adventist University.

Director Qualifications: Ms. Gil Valletta’s extensive experience in marketing and understanding and connecting with consumers from a cultural perspective provides unique insight to the Company’s board of directors. She has experience in AI powered market research and data analytics and has worked with the C-Suite of Fortune 100 companies to redefine growth roadmaps tapping into shifting demographics. Her insights and perspective in these areas are valuable to the Company in helping it understand its diverse customer base. She also brings experience in operating an international business and also provides a diverse perspective in her discussions and deliberations with the Company’s board of directors.

Carmen R. Bauza, 64, was appointed to our board in May 2022. Ms. Bauza currently serves as a member of the board of directors of Destination XL Group, Inc., where she serves on the Nominating and Corporate Governance Committee and the Cybersecurity and Data Privacy Committee. She is a member of the board of directors of OneWater Marine, where she serves on the Audit and Compensation Committees. Previously Ms. Bauza served as the Chief Merchandising Officer at Fanatics, Inc. from January 2019 until April 2021. Prior to that, she was the Chief Merchandising Officer at HSN from November 2016 until December 2017 and the Senior Vice President, General Merchandise Manager Consumables, Health and Wellness at Walmart from June 2007 to October 2016. She previously held roles at Bath & Body Works, Five Below and The Walt Disney Company. Ms. Bauza currently serves as a member of the board of trustees at Seton Hill University and as an Advisor to RoundTable Healthcare Partners. She previously served as a Director of Walmart of Mexico, Claire's Holdings LLC, the National Association of Chain Drug Stores, the Network of Executive Women and the Literacy Council of Benton County. Ms. Bauza holds a BS in Fashion Merchandising and Business from Seton Hill University.

Director Qualification: Ms. Bauza. Ms. Bauza’s extensive experience in retail, merchandising and leadership make her a valuable member of our board of directors.

The Board Of Directors Recommends A Vote For the Election of Each Nominee Previously Named

Continuing Directors Whose Terms Expire in 2027

Richard M. Brooks, 66, has served as our CEO since June 2000. From August 1993 through June 2000, he served as a Vice President and our Chief Financial Officer. From November 1989 until February 1992, Mr. Brooks was with Interchecks, Inc., a subsidiary of Bowater PLC, as a finance officer. Mr. Brooks was with Deloitte, Haskins & Sells, currently known as Deloitte LLP, from July 1982 to March 1989. Mr. Brooks holds a B.A. in Business from the University of Puget Sound. Mr. Brooks is a trustee of the Brooks Foundation, a non-profit organization.

Director Qualifications: Mr. Brooks’ day to day leadership as our CEO provides him with detailed knowledge of our business and operations. Mr. Brooks provides generational leadership, sales, marketing, merchandising and brand building experience and expertise. Mr. Brooks has demonstrated a record of innovation, achievement and leadership. This experience provides the board with a unique perspective into the operations and vision of Zumiez. Mr. Brooks’ particular knowledge and experience with Zumiez and its competition helps the Company formulate short and long-term strategies that have helped Zumiez differentiate itself in the specialty niche of lifestyle retailing. As one of the Company’s largest shareholders, Mr. Brooks’ interest is aligned with other Zumiez shareholders’ interests to increase the long-term value of the Company.

Steven P. Louden, age 54, was appointed to our board in May of 2020. Mr. Louden currently serves as a member of the board of directors of Landis + Gyr, a Swiss based company that provides smart metering and energy management solutions, where he serves on the Audit, Finance and Risk Committee. Mr. Louden previously served as the Chief Financial Officer of Roku, Inc., from June 2015 until May 2023. From May 2009 to June 2015, Mr. Louden served in various capacities at Expedia, Inc., an Internet travel company, including as its Vice President, Corporate Finance and most recently serving as its Treasurer. Prior to joining Expedia, Mr. Louden has also previously held finance, strategy and planning roles at Washington Mutual, Inc., McKinsey & Company and the Walt Disney Company, and began his career as a financial analyst with Merrill Lynch and Co., Inc. Mr. Louden holds a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. from Harvard Business School.

Director Qualifications: Mr. Louden brings financial expertise to the Company’s board of directors as well as leadership strategic development experience and experience with digital and media streaming businesses.

James P. Murphy, 73, was appointed to our board in January 2021 and he served as the EVP, COO of Costco Wholesale’s International Division until November 2022 where he had been responsible for directing the expansion and operations of Costco’s businesses outside of North America since 2004 and was a member of Costco’s executive committee. Prior to his position as EVP, COO he held a variety of leadership roles including SVP - International, SVP - Europe, SVP - Northeast Region and VP Operations - Northern California. Prior to joining Costco in 1987 he worked for Lucky Stores in a variety of operational roles beginning in 1971. Mr. Murphy currently serves on the Emeritus Council of the College Success Foundation. Mr. Murphy earned a M.B.A. from the University of Portland and a B.S. in Business Administration from the University of Southern California.

Director Qualifications: Mr. Murphy’s background as an executive leader with a leading global retailer brings relevant leadership and retail experience to Zumiez. His deep experience in international retail operations around the globe provides Zumiez with insight into international operations and strategies as Zumiez continues to grow its operations around the world.

Continuing Directors Whose Terms Expire in 2028

Travis D. Smith, 53, was appointed to our board of directors in August 2012. Mr. Smith served as the Chief Executive Officer of Electronic Auction Services, Inc, a division of Health Trust, a leading group purchasing organization and supply chain performance company for healthcare, from April 2016 through January 2024. He also served on their Board of Directors during this time frame. Prior to his employment with Electronic Auction Services, Inc., he was the CEO and President of Jo-Ann Fabric and Craft stores from August 2011 until August 2014. Mr. Smith began his career with Jo-Ann in 2006 serving as the Executive Vice President, Merchandising and Marketing. In February 2009, Mr. Smith was named Chief Operating Officer and added the duties of President in February 2010, then Chief Executive Officer in August 2011. Prior to his employment with Jo-Ann, Mr. Smith held merchandising and marketing positions of increasing responsibility with Fred Meyer Stores, a division of the Kroger Company, ultimately serving as Senior Vice President, General Merchandise. Mr. Smith has also served on the Board of Directors of Pendleton Woolen Mills since February of 2016. Mr. Smith is a graduate of the University of Notre Dame with a Bachelor’s Degree in Business Marketing and Communications.

Director Qualifications: Mr. Smith’s background in retailing and in particular merchandising, marketing and leadership roles adds important and relevant experience to the Company’s board of directors. Mr. Smith also brings experience in brand building, retail brick and mortar and direct to customer operations.

Guy M. Harkless, 57, was appointed to our board in July 2023. Mr. Harkless is the Chief Operating Officer of ANIMA Inc., an innovative sustainable footwear company. Previously, from October 2023 through February 2025, Mr. Harkless had been the President & CEO of Blink Fitness (a division of Equinox Holdings), a premium quality, value-based fitness brand headquartered in New York, New York.

From August 2015 to April 2023 Mr. Harkless served in an Executive level leadership capacity with Foot Locker Inc., in operating and strategy roles. Most recently, from July 2020 to April 2023, Mr. Harkless led the North American operations as Senior Vice President and General Manager of the Champs Sports division, following roles leading Foot Locker’s Canadian subsidiary from October 2017 to June 2020 and as the Global head of corporate strategy from August 2015 to September 2017. Mr. Harkless has held commercial leadership, category and operational roles for industry leading athletic apparel and footwear brands, Nike, Inc. and Puma SE, including leading Puma’s subsidiary for the Benelux countries of the Netherlands, Belgium and Luxembourg from January 2011 to January 2014. Prior to these roles, Mr. Harkless was a founding partner and a member of the executive team of AND 1 Basketball, a basketball performance and lifestyle brand, including leading the international expansion for the European and Asia-Pacific regions and he led, with the management team, the sale of AND 1 to American Sporting Goods in 2005. Mr. Harkless holds a BA in Political Science from Howard University, graduating Magna Cum Laude.

Director Qualifications: Mr. Harkless brings multi-segment, specialty retail, brand, and leadership experience to the Company’s board of directors. He also has significant experience in international operations, market development, and retail & consumer strategy in lifestyle and youth culture which will provide relevant experience to Zumiez in its international operations, competitive, consumer and growth strategies and initiatives. Mr. Harkless also contributes to governance matters after serving on the boards of Blink Fitness and AND 1 Basketball and with his direct engagement as a member of the Foot Locker executive team.

Director Compensation

The goal of our director compensation is to help attract, retain and reward our non-employee directors and align their interests with those of the shareholders. Our desired goal for total director compensation (cash and equity) is to be at the 50th percentile of comparable companies based on our compensation consultant’s competitive survey results.

The Company pays its non-employee directors an annual fee for their services as members of the board of directors. Each non-employee director receives an annual cash retainer of $70,000 and the lead independent director receives an additional $35,000. The audit committee chairperson receives an additional $25,400 per year, the compensation committee chairperson receives an additional $19,000 per year and the governance & nominating committee chairperson receives an additional $16,500. Directors appointed in an interim period receive pro-rata retainer fees based on the number of meetings they attend between annual shareholder meetings. The committee chairperson and the respective committee members are paid rates commensurate with the duties and responsibilities inherent within the position held.

Additionally, the Company issues restricted stock awards to its non-employee directors. The board believes such awards provide alignment with the interests of our shareholders. Directors appointed in an interim period receive pro-rata restricted stock awards based on the number of meetings they attend between annual shareholder meetings.

The Company reimburses all directors for reasonable expenses incurred to attend meetings of the board of directors. Non-employee directors may elect to have a portion, or all, of their annual retainer be used for the reimbursement of travel expenses in excess of those that the Company considers to be reasonable.

The following table discloses the cash paid and stock awards earned by each of the Company’s non-employee directors during the fiscal year ending January 31, 2026:

	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Total
Name	($)	($)	($)
Travis D. Smith	105,000	90,000	195,000
Steven P. Louden	95,400	90,000	185,400
Liliana Gil Valletta	86,500	90,000	176,500
Carmen R. Bauza	70,000	90,000	160,000
James P. Murphy	89,000	90,000	179,000
Guy M. Harkless	70,000	90,000	160,000

(1)
This column represents the aggregate grant-date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service based vesting conditions. For assumptions used in determining these values, please see Note 2 (listed under Stock-Based Compensation) in the Notes to Consolidated Financial Statements in our fiscal 2025 Form 10-K.
(2)
On June 4, 2025, the day of the annual shareholder meeting, the Company awarded 7,154 shares of restricted stock to each of the current non-employee directors as part of their annual compensation and was based upon a dollar amount award of $90,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 25, 2026 by: (i) each of our directors; (ii) each of our NEOs; (iii) all of our named executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% percent of our common stock. The table is based upon information supplied by our officers, directors and principal shareholders and a review of Schedule 13G reports filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on shares outstanding on March 25, 2026, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 24, 2026, which is 60 days after March 25, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, the address for each person that holds 5% or more of our common stock is c/o Zumiez Inc., 4001 204th Street SW, Lynnwood, Washington 98036.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Richard M. Brooks (1)	2,647,954	15.3%
Thomas D. Campion (2)	835,862	4.8%
Christopher C. Work (3)	209,859	1.2%
Adam C. Ellis (4)	150,699	0.9%
Erin D. Wendte (5)	139,781	0.8%
Chris K. Visser (6)	102,959	0.6%
Travis D. Smith (7)	22,954	0.1%
Liliana Gil Valletta (8)	7,154	0.1%
Steven P. Louden (9)	25,225	0.1%
James P. Murphy (10)	28,121	0.2%
Carmen R. Bauza (11)	10,409	0.1%
Guy M. Harkless (12)	14,385	0.1%
All Named Executive Officers and Directors as a group (12 persons)	4,195,362	24.3%

(1)
Mr. Brooks is our CEO and a Director.
(2)
Mr. Campion is our Chairman of the Board.
(3)
Consists of 116,063 shares of stock held by Mr. Work, of which 37,926 shares are restricted, and 93,796 vested stock options. Mr. Work is our Chief Financial Officer.
(4)
Consists of 73,664 shares of stock held by Mr. Ellis of which 0 shares are restricted and 77,035 vested stock options. Mr. Ellis is our President International.
(5)
Consists of 73,419 shares of stock held by Ms. Wendte, of which 31,474 shares are restricted, and 66,362 vested stock options. Ms. Wendte is our Chief Commercial Officer.
(6)
Consists of 53,474 shares of stock held by Mr. Visser, of which 27,406 shares are restricted, and 49,485 vested stock options. Mr. Visser is our Chief Legal Officer and Secretary.
(7)
Consists of 22,954 shares of stock held by Mr. Smith, of which 7,154 shares are restricted. Mr. Smith is one of our directors.
(8)
Consists of 7,154 shares of stock held by Ms. Gil Valletta, of which 7,154 shares are restricted. Ms. Gil Valletta is one of our directors.
(9)
Consists of 25,225 shares of stock held by Mr. Louden, of which 7,154 are restricted. Mr. Louden is one of our directors.

(10)
Consists of 28,121 shares of stock held by Mr. Murphy, of which 7,154 are restricted. Mr. Murphy is one of our directors.
(11)
Consists of 10,409 shares of stock held by Ms. Bauza, of which 7,154 are restricted. Ms. Bauza is one of our directors.
(12)
Consists of 14,385 shares of stock held by Mr. Harkless, of which 7,154 are restricted. Mr. Harkless is one of our directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2025 all applicable Section 16(a) filing requirements were met and that all such filings were timely except for late Form 4 reports filed on behalf of Guy M. Harkless and Chris K. Visser.

Executive Officers

As of the end of fiscal 2025 the names, ages and positions of the current non-director executive officers of the Company are listed below, along with their respective business experience. No family relationships exist among any of the directors or executive officers of the Company.

Chris K. Visser, 55, serves as our Chief Legal Officer and Secretary. Mr. Visser oversees all legal affairs and human resources operations of the Company. Mr. Visser was appointed General Counsel and Secretary in October 2012 and Executive Vice President in May 2014 before being appointed Chief Legal Officer in May 2017. From 2001 until October 2012, Mr. Visser was with K&L Gates LLP where he had been a partner in the corporate, securities, and mergers and acquisitions practice group. Mr. Visser also worked as a process engineer with Vista Chemical Company prior to earning his law degree. Mr. Visser holds a Bachelor of Science degree in Chemical Engineering from the University of Washington. Mr. Visser also obtained an M.B.A, with a Concentration in Finance from the University of Houston where he graduated with academic honors and a J.D. from the University of Houston Law Center where he graduated Magna Cum Laude and served as an editor on the Houston Law Review.

Christopher C. Work, 47, has served as Chief Financial Officer since August 2012. Mr. Work also oversees the IT department, real estate department, and the Company’s distribution center operations. Mr. Work has been employed with the Company since October 2007, where he last served as Vice President, Controller. From September 2002 to October 2007 Mr. Work was an employee of Ernst & Young LLP, obtaining the level of Manager. Mr. Work received a Master of Professional Accounting from the University of Washington and a B.A. in Accountancy from Western Washington University. Mr. Work is a Certified Public Accountant in the State of Washington.

Adam C. Ellis, 51, was appointed to the position President International effective as of March 8, 2017 and has responsibility for the sales and operational profitability of the Company’s operations outside of North America, including the operations of Blue Tomato and Fast Times. Mr. Ellis has also been the Managing Director of Blue Tomato since February 2017. Mr. Ellis previously served as the Company’s Senior Vice President of Global Retail and Business Development since March 2014. From March 2012 through March 2014, he served as the Vice President of Real Estate and Global and before that he served in various roles within the Company’s Real Estate department since July 2005 when he joined the Company. Mr. Ellis obtained an M.B.A from the Kellogg School of Management at Northwestern University and a Bachelor of Arts from Otterbein College.

Erin D. Wendte, 50, serves as our Chief Commercial Officer. Ms. Wendte oversees all buying, private label, physical retail sales, digital sales, and marketing for North America. Ms. Wendte was appointed Chief Commercial Officer in March 2026. Ms. Wendte has been employed with the Company since February 2008, serving as VP of HR from 2008-2014, VP of Stores from 2015-2018, SVP of Operations and Stores from 2019-2023, and EVP of Consumer Teams from 2023-2026. Ms. Wendte holds a Bachelor of Arts degree in Politics & Government from The University of Puget Sound and a J.D. from Seattle University School of Law where she graduated Magna Cum Laude.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our basis for competitive advantage is our culture—conceived, developed and maintained as a unique and powerful basis for engendering commitment, accountability, competitiveness and creativity among all of our employees. The objective of this compensation discussion and analysis is to describe how, for our named executive officers (“NEOs”), we link our culture to compensation philosophy and then to compensation strategy; and, to explain how we executed our compensation strategy during the last fiscal year. While the discussion and analysis focuses on the NEOs in the compensation tables in this proxy statement, we link culture, compensation philosophy and compensation strategy throughout the organization from the seasonal sales employee to each of the NEOs.

Value Creation Model

The following summary illustrates how the compensation philosophy and strategies are integrated with and derived from the Zumiez culture. We believe this integrated approach supports long-term growth in shareholder value.

The Zumiez Culture

While every organization has a culture, even if it is a culture by default, we believe that the Zumiez culture is unique. We believe it is well defined, understood widely and thoroughly among all employees, reinforced and exemplified by leaders held accountable for doing so and integrated into the daily practices and processes throughout the business. We believe the Zumiez culture is a competitive advantage and is built on a set of shared values that have been in place since the inception of the business. These shared values include:

•
Empowered managers—The Zumiez culture pushes decision making down to the appropriate level in the organization within the context of appropriate guidelines, controls and procedures. This gives our managers throughout the organization the ability to impact their results creating increased accountability, clear measurements and a sense of ownership throughout the organization.
•
Teaching and learning—Our culture strives to integrate quality teaching and learning experiences throughout the organization. We do this through a comprehensive training program, which primarily focuses on sales and customer service training. Our training programs have been developed internally and are almost exclusively taught internally by Zumiez employees to Zumiez employees. The training programs have been developed to empower our managers to make good retail decisions.

•
Competition—We believe that Zumiez employees enjoy competing. Our entire system is built around creating opportunities for people to compete and to be recognized for their contributions. This is reflected in everything we do including empowering managers, building competition into almost all of our training and in how we recognize the successes of our employees throughout the organization.
•
Fairness and honesty—Along with our employees, we strive to be fair and honest in all of our relationships. This includes how we work with each other, our vendors, our landlords and our customers.

Culture and Compensation Philosophy

The Zumiez culture guides how we manage our business and it permeates through our compensation philosophy. We believe our culture itself has value to our employees. Our culture allows our employees throughout the organization to make appropriate decisions to impact their results as well as our financial results. We believe the competitive people we hire and the training we provide helps us generate strong operating results and we believe that our employees value working in this kind of environment.

The compensation committee believes the purpose of the compensation program for our NEOs is to help attract, retain, align, motivate and reward executives capable of understanding, committing to, maintaining and enhancing the culture; and, with culture as a centerpiece of our competitive advantage, establishing and accomplishing business strategies and goals that we believe makes us an attractive investment for shareholders. To do so, the compensation committee believes the compensation program should offer compensation opportunities that:

•
are externally competitive with compensation paid by companies in the market for executive talent;
•
reward performance by linking compensation to quantitative and qualitative goals that the compensation committee believes is in the best long-term interest of shareholders;
•
drive long-term shareholder thinking by delivering a substantial portion of the NEOs compensation or wealth in the form of equity that is directly linked to our stock price;
•
are an effective blend of guaranteed and at-risk components, where the proportion of guaranteed pay is less than average and the proportion of at-risk pay is greater than average when compared against the competitive market; and
•
for at-risk components of pay, are an effective balance between short-term and long-term interests of our shareholders.

The compensation committee believes that at-risk components should result in compensation for the executive in proportion to and to the extent justified by performance. For Zumiez executives, “performance” means, first of all, doing the right things—achieving the financial results that clearly drive the creation of shareholder value. The compensation program must align the interests and motivations of executives with those of shareholders. Secondly, performance means doing things right—acting as strong, respected and acknowledged leaders; and, as role models of leadership behavior in the community at-large. We believe that exemplary executive behavior helps to support sustainable long-term creation of shareholder value.

The compensation committee intends to continually explore, consider and introduce enhanced or new compensation approaches and elements for NEOs as appropriate.

Compensation Goals and Strategy for NEOs

Simplicity and Transparency. The compensation committee seeks simplicity and transparency in the compensation program for our NEOs. Therefore, the program focuses on easily understood components of clearly determinable value—base salary, bonuses, short-term cash based incentives and long-term equity awards. We refer to the combination of these as “total direct compensation.” The compensation committee does not use supplemental executive benefits and perquisites that are generally not also made available to our employees.

Attractive Compensation Opportunities. The compensation committee believes in and commits to planning for internal succession; however, the Company must be positioned to attract and retain high-caliber executive talent in the external marketplace. It believes it must be positioned to bring in seasoned, proven individuals from within the industry and beyond who can perform the full scope of their roles from the time of hire. Establishing and maintaining the ability to attract and retain talent is a top priority for compensation of NEOs. To address this priority responsibly on behalf of shareholders, the compensation committee works each year to:

•
Establish a conservative salary range for each position to guide salary hiring offers and salary increase decisions.
•
Establish a competitive total annual cash compensation opportunity for each position through annual cash incentives where payout is contingent on performance.
•
Provide opportunities to earn equity incentives in proportions so that the long-term opportunity for each NEO to earn total direct compensation (salary plus annual cash incentives plus equity incentives) is above average should shareholders realize above average returns.

Pay-at-Risk. The compensation committee is committed to pay-at-risk. “Pay-at-risk” means compensation that is earned only upon clear evidence that the interests of shareholders have been served. By design, we believe the proportion of each NEOs total direct compensation that is at-risk is greater than what is typically observed in the marketplace. Conservative base salaries are combined with above-average cash and equity incentives to create a total package that is competitive. We believe the pay-at risk philosophy is evidenced by the fact that no NEO has been paid the maximum total incentive compensation in our history of being a public company. In addition, no NEO was paid short-term incentive compensation in the last two fiscal years.

Pay-for-Performance. The compensation committee believes pay-at-risk enables pay-for-performance. It allows major portions of total direct compensation to be paid only when short-term and long-term interests of shareholders have been met.

For short-term (annual) pay-for-performance for the NEOs as a group, the compensation committee has the following goals:

•
Drive alignment around three general measures of performance: (1) net sales, (2) product margin and (3) operating profit. The compensation committee believes these are the best measures because they have the largest impact on Zumiez ability to grow profitability and provide clarity to individual executives. Different performance measures may be utilized for different executives based in part on the executive’s ability to impact the performance measure. We calculate these performance measures as follows:
•
Net sales—Net sales constitute gross sales (net of actual and estimated returns and deductions for promotions) and shipping revenue. Net sales include our store sales and our ecommerce sales. Net sales can be based on a geographic area and we currently utilize sales growth for both North America and other international operations.
•
Product margin—Product margin is calculated as net sales less cost of goods sold, divided by our net sales. For purposes of this calculation, our net sales consist of gross sales (net of actual and estimated returns and deductions for promotions), excluding shipping revenue. For purposes of this calculation, our cost of goods sold consist of branded merchandise costs and our private label merchandise costs including design, sourcing, importing and inbound freight costs.
•
Operating profit—Operating profit is the difference between gross profit and selling, general and administrative expenses. The key drivers of operating profit are net sales, gross profit, our ability to control selling, general and administrative expenses and our level of capital expenditures affecting depreciation expense. Operating profit may be utilized on a particular business unit or geographic area in which we operate. We currently utilize operating profit for both North America and other international operations.
•
Provide for the risk of zero annual short-term cash based incentives payout should minimum performance expectations not be met.
•
Grant of awards that upon achievement of target performance measures, are in the best long-term interests of the shareholders.
•
Provide for pay-at-risk, i.e., performance expectations that are challenging, but achievable.

•
Communicate proactively to all NEOs performance expectations in order to establish clear incentive for achievement.
•
Provide for upside compensation potential results that are beyond Company expectations.
•
Set forth prudent limits, or caps, on upside potential to ensure no possibility of payouts that might be judged by shareholders as unjustifiable or excessive.

The compensation committee believes that the Company’s long-term strategies, including its approach to Social Responsibility (discussed in more detail previously on page 17), drive long-term shareholder value and when properly executed upon will be reflected in the general financial performance measures discussed above. Accordingly, the compensation committee does not specifically target non-financial performance measures associated with a particular program, initiative or strategy, such as measures associated with environmental, social, and governance (ESG) metrics.

For long-term pay-for-performance (long-term equity incentive), the compensation committee’s goal is to link the ultimate compensation amounts realized by NEOs directly and exclusively to the Company’s long-term common stock performance. To do so, the compensation committee makes use of stock-based awards for all NEOs (except as noted, below, under the section heading “The Compensation Decision-making Process”).

The compensation committee has used, and intends to make use of, both gain-based stock awards (stock options) and full-value stock awards (restricted stock). The compensation committee determines on an annual basis for each NEO the total value of an award, based on a competitive range, that best reflects in the compensation committee’s judgment of both the individual’s long-term track record of success and potential for long-term value-added future contributions.

Gain-based awards have widespread use and have upside potential that can be highly motivational. However, the compensation committee: (i) is aware that gain-based awards have a different downside potential than that of holding outright shares of stock; (ii) recognizes that the exclusive and substantial use of gain-based awards has been historically noted by the investment community as a potential contributor to misguided or unacceptable decisions on the part of executives in certain other companies; and, (iii) knows that historic accounting advantages for the use of gain-based awards no longer exist. In addition, the compensation committee is aware of the executive compensation trend among publicly-held companies to utilize less gain-based awards in favor of full-value awards such as restricted stock. Therefore, the compensation committee continues to review and has deployed full-value restricted stock awards to help offset and balance the disadvantages of gain-based awards for achieving pay-for-performance and other compensation goals while retaining the advantages of gain-based awards. The mix of gain-based awards and full-value awards is evaluated annually by the compensation committee and adjusted based on input from the compensation consultant and the CEO, all in the context of the marketplace, our compensation philosophy, and what the compensation committee believes is in the best interest of the shareholders and the NEOs. The compensation committee also allows some deference to the CEO in the allocation between stock options and restricted stock, so long as the total compensation charge to Zumiez is equal to what was approved by the compensation committee.

Executive Officer Continuity. Undesirable, unanticipated or untimely departure of an executive officer is a risk to the Company that the compensation committee works to avoid. The risk stems from the potentially high costs of recruiting, relocation, operational disruption, reduced morale, turnover ripple effects among staff, negative external perceptions, reduced external confidence and lost intellectual capital.

The compensation committee encourages executive officer continuity by granting stock awards to a NEO where the ultimate realization of value not only depends on stock price, but also on the NEO remaining with Zumiez for many years. Accordingly, if a NEO were to depart from Zumiez then he or she could forfeit substantial amounts of unrealized compensation.

Shareholder Mentality. We believe it is in the best interests of shareholders for our leaders to feel, think and act like shareholders, and to have a “shareholder mentality” as they go about envisioning, planning for and executing operations. The compensation committee seeks to cultivate NEOs with a shareholder mentality by having NEOs receive, accumulate and maintain significant ownership positions in Zumiez through annual equity grants. We do not believe it is necessary to establish share ownership or share holding requirements because historically the NEOs on aggregate have held a substantial amount of equity and, from a cultural point of view, NEOs are empowered to make decisions on their equity holdings taking into account their personal values, temperament, risk tolerance and personal finances.

Within this concept, through equity awards granted over time, each of our NEOs has the ability to establish and maintain a valuable ownership in Zumiez.

Summary of the Elements of NEO Compensation

The compensation committee utilizes five primary elements for compensating NEOs:

•
Base Salary
•
Non-Equity Incentive Plan Compensation (“short-term cash based incentives”)
•
Bonus
•
Stock Option Grants
•
Restricted Stock Grants

Total Pay Philosophy—Our “Total Pay” compensation philosophy is designed to recognize and reward the contributions of all employees, including executives, in achieving our strategic goals and business objectives, while aligning our compensation program with shareholder interests. We regularly assess our total pay package, and we adjust it as appropriate to remain competitive and to enable us to attract and retain our NEOs. We believe our total pay practices motivate our executives to build long-term shareholder value.

Base Salary is a pre-set fixed cash amount that is delivered regularly in equal portions through the year. Each NEOs annual base salary rate is reviewed from time to time and at least annually by the compensation committee. Outside of the CEO, the review is based on recommendations of the CEO.

Short-Term Cash Based Incentives are based on pre-set opportunities for cash awards to be paid after the end of the year based on performance for the year. Actual payouts may be between zero and up to 120% to 250% of the target amount (depending on the NEO), where the target amount is that established for each NEO by the compensation committee if target goals are achieved.

Bonuses may be awarded from time to time in order to attract and retain key NEOs. These bonuses, when awarded, are generally in addition to those earned from participating in short-term cash based incentives and are considered in the executive’s total direct compensation. The intention is to pay such bonuses rarely and in modest amounts if and only if other elements of the executive pay system do not respond to outstanding achievements clearly pursued and delivered in the interests of shareholders.

Stock Option Grants are opportunities granted from time to time (usually annually or at the time of hiring) to an NEO to purchase our common stock at some future time at a pre-established fixed price set at the time of grant. This price is the actual market price of the stock at the time of grant. The right to exercise options in a particular grant is accumulated over a number of years, and is subject to vesting based upon continued employment with us.

Restricted Stock Grants are awards of common voting shares of stock that are granted from time to time (usually annually or at the time of hiring) to each NEO. The right to earn the stock is contingent upon continued employment over a period of time.

The compensation committee views the elements of total direct compensation for NEOs as an integrated package to achieve all of the compensation goals described in the immediately preceding section of this discussion.

Fiscal 2025 – A Review of This Past Year

The charts below show net sales, operating profit and diluted (loss) earnings per share (“diluted EPS”) on a GAAP basis for fiscal 2025 and 2024 and the percentage change in fiscal 2025.

Net Sales
(in millions)
4.5%
$1,100.0
$900.0
$700.0
$500.0
$889.2
$929.1
Fiscal 2024
Fiscal 2025

Operating Profit
(as a percentage of net sales)
773.9%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
0.2%
1.8%
Fiscal 2024
Fiscal 2025

Diluted EPS
$3.00
$1.00
$(1.00)
$(3.00)
$(5.00)
$0.78
Fiscal 2024
Fiscal 2025
$(0.09)

Fiscal year 2025 maintained the positive growth trajectory established in early 2024, with the fourth quarter representing the seventh consecutive quarter of comparable sales increases. Strategic focus on developing trends within private label brands delivered favorable outcomes, as sales from these brands exceeded 30% of total revenue, setting a new fiscal-year record. All categories experienced positive comparable sales in 2025 with the exception of footwear. The Hardgoods category, which had experienced negative growth for several years, returned to positive growth in the second quarter and sustained that momentum through year-end. North America was the primary driver of sales growth, achieving eight consecutive quarters of positive comparable sales with product margin growth in each quarter. In Europe, efforts were redirected toward full-price selling, supported by reduced promotions and improved product assortments. Although these changes presented challenges for overall sales, product margins in Europe improved over 250 basis points year-over-year and strengthened as we moved through the year. Despite negative sales trends during the fourth quarter, we saw strong bottom line growth with product margin improvements and expense discipline.

Consolidated product margin improved 90 basis points year-over-year despite the global supply chain instability driven by tariffs. Product margin growth was possible during the year through shifting the geography of supply, working with our vendors on pricing and where necessary, adjusting retail prices. Gross margin improved by 170 basis points from 2024 with the product margin noted above being the main driver. Beyond product margin, we continue to try to leverage occupancy costs through comparable sales growth and closed 17 underperforming stores. We had outsized growth in our general and administrative expenses in 2025 primarily driven by $3.6 million in wage and hour litigation settlements in California and increased incentive compensation of $4.4 million due to North America achievement of target results. These items resulted in a 10 basis point increase in Selling General and Administrative expenses to 34.0% of sales. Overall earnings per share increased to $0.78 from a loss of $0.09 per share in 2024. The overall growth in earnings was driven primarily by better operating results but was also aided by our continued return of value to our shareholders through a share repurchase program, purchasing 2.7 million shares at an average price of $14.18 for $38.3 million during the year. The purchase of shares was worth $0.10 to earnings per share.

As a leading global lifestyle retailer, we continue to differentiate ourselves through our distinctive brand offering and diverse product selection, as well as the unique customer experience across all our platforms. We remained committed to serving our customers' desire for newness and discovery through launching well over 150 new brands in 2025. We made investments over several years to integrate the digital and physical channels creating a seamless shopping experience for our customers. We are continuing to deliver our online orders in North America from our stores, which provides substantial improvements in the speed of delivery to our customers, eliminates the need to manage two pools of inventory separately for digital and physical demand, and creates a single cost structure for execution of both physical and digital sales. Internationally we continue to see deeper penetration of localized fulfillment and are in various stages of roll-out in different countries. In-store fulfillment is a key part of strategy that we believe will drive long-term market share by leveraging the strengths of our store sales team, providing better and faster service to customers, improving product margins, maximizing the productivity of inventory, providing additional selling opportunities, and utilizing one cost structure to serve the customer.

The following table shows net sales, operating profit, operating margin and diluted earnings (loss) per share for fiscal 2025 compared to fiscal 2024:

	Fiscal 2025	Fiscal 2024	% Change
Net sales (in thousands) (1)	$929,057	$889,202	4.5%
Operating profit (in thousands)	$17,041	$1,950	773.9%
Operating margin	1.8%	0.2%
Diluted earnings (loss) per share	$0.78	$(0.09)

(1) The increase in net sales was primarily driven by an increase in dollars per transaction, partially offset by a decrease in transactions. The increase in dollars per transaction was driven by an increase in average unit retail, and an increase in units per transaction. For the year, our largest growth in comparable sales was in our women’s category, followed by men’s, hardgoods and accessories. Footwear was the only category with a decrease in comparable sales.

Due to our executive compensation programs emphasis on pay for performance and pay at risk, compensation awarded to the NEOs for fiscal 2025 reflected Zumiez’ results. As shown below, for the named executive officers as a group, excluding the Chairman and the CEO, pay at risk and performance-based pay for fiscal 2025 comprised an average of approximately 60% and 40%, respectively, of the total compensation as shown in the Summary Compensation Table. We have excluded our Chairman and CEO due to the difference in the compensation structure for the Chairman and CEO, who beneficially own 4.8% and 15.3% of the Company as of March 25, 2026, respectively, and have not received equity awards since before our initial public offering as discussed further under the section heading, “The Compensation Decision-making Process”.

Fiscal 2026 – A Look at the Upcoming Year

In fiscal 2026, our focus will continue to be serving the customer by bringing differentiated products in a unique sales experience along with strategic investments focused on enhancing the customer experience while increasing market share and creating operational efficiencies to drive long-term operating margin expansion. After a difficult period through COVID and the related aftermath marked by stimulus, tariffs, inflation and strained discretionary income, the business began recovering in 2024 and returned profitability in 2025. The balance sheet remains strong with $160.6 million in cash and marketable securities at the end of fiscal 2025 with no debt. We are in a solid financial position providing the security to manage through potential difficulties, while also investing strategically in important long-term initiatives and returning value to our shareholders.

While our growth and return to positive earnings per share in fiscal 2025 have us optimistic, the macro-economic environment in 2026 remains unclear. The impact of multiple years of compounding growth in the cost of consumer goods continues to put pressure on the discretionary income of our customer base as consumer savings balances decrease and consumer debt grows. The impact of global events and regulation change could also continue to make things less clear on the consumer and potentially result in a pullback of spending. However, with sales momentum as we exit fiscal 2025, our focus will be to further capitalize on the positive trends in the business and provide the newness that our customers expect from Zumiez. Trend cycles continue to move quickly, and we will invest in our ability to better understand our customers, communicate with them and serve their needs to drive market share gains.

Base Salary

In March 2025, the compensation committee met and reviewed the evaluations of the NEOs and the overall performance of the Company’s fiscal 2024 results against three objective measures; (1) net sales growth, (2) product margin and (3) operating profit. Based upon our performance in fiscal 2024 and the contributions of the NEOs toward achieving these results, the following base salaries for fiscal 2025 were awarded:

Executive Officer	Fiscal 2025 Base Salary (1)	Fiscal 2024 Base Salary (1)	Increase Over Prior Fiscal Year
Thomas D. Campion, Chairman of the Board	$335,000	$335,000	0.0%
Richard M. Brooks, Chief Executive Officer and Director	$735,000	$735,000	0.0%
Christopher C. Work, Chief Financial Officer	$481,000	$467,000	3.0%
Chris K. Visser, Chief Legal Officer and Secretary	$402,000	$390,000	3.1%
Erin D. Wendte, Chief Commercial Officer	$478,000	N/A	N/A
Adam C. Ellis, President International	$453,000	$440,000	3.0%

(1)
Reflects annualized base salary as of the fiscal year end. Refer to the Summary Compensation Table for actual base salary paid in fiscal 2025

The compensation committee sets executive base salaries at levels it believes are competitive based on each individual executive’s role and responsibilities. The compensation committee reviews base salaries for executive officers at the time of hire and thereafter on an annual basis. The compensation committee may also review base salary at the time of promotion or other significant changes in responsibilities. Base salary changes also impact target annual short-term cash based incentive amounts, and actual annual short-term cash based incentive payouts, because they are based on a percentage of base salary. When reviewing each executive’s base salary, the compensation committee considers the level of responsibility and complexity of the executive’s job, whether individual performance in the prior year was particularly strong or weak, and the salaries paid for the same or similar positions based on analysis of the competitive market. Consistent with the philosophy discussed previously, our executive base salaries generally are set at less than the median (at the 40th percentile) for comparable positions based on analysis of the competitive market.

Short-Term Cash Based Incentives

In March 2025, the compensation committee approved the terms of the fiscal 2025 short-term cash based incentives. Our NEOs short-term cash based incentives are targeted at approximately 0.2% of consolidated budgeted sales and 0.4% of consolidated budgeted sales at maximum payout. The short-term cash based incentives are appropriate to provide for increased payouts due to the significant shareholder returns commonly generated by above-target net sales, product margin and operating profit performance. The compensation committee has the discretion under the plan to reduce the awards paid under the plan, but does not have discretion to increase payouts that are based on achievement of the objective performance goals or make a payout based on the objective performance goals if the first threshold targets are not achieved. All of our executives are subject to our Compensation Clawback Policy (discussed previously on page 16), which further mitigates excessive risk taking. No payouts are made until audited financial results are received, reviewed and approved by the audit committee at our March meeting after our fiscal year has ended.

For each of the following performance measures, net sales, product margin and operating profit, the compensation committee established performance metrics for the NEOs. Performance metrics were established for North America operations and other international, consisting of Europe and Australia operations, for net sales, product margin and operating profit. The performance metrics on a consolidated basis were established for operating profit. These performance measures exclude the impact of changes in the foreign exchange rate, additional valuation allowances beyond those in the budgeted plan and does not include any share repurchases in the dilutive share count. Performance metrics for North America and other international operations are tightly managed and to the extent that overall shareholder return is still met, the compensation committee is allowed to make certain adjustments for strategic items not planned that negatively impact short-term growth expectations, but contribute to long-term growth expectations of the business unit. The first threshold relates to a minimum acceptable level of financial performance. The second threshold is intended to be the target performance. If the minimum acceptable level is achieved for any given metric, the incentives are calculated on a sliding scale culminating in the top threshold, which is designed as a stretch challenge. The compensation committee believes these goals are not easily achieved and, in the 20 years since becoming a public company, no NEO has achieved all of the stretch challenge measurement goals. The compensation committee used different performance measures for different NEOs. These are noted in the following tables which show the performance thresholds for each performance measure used for fiscal 2025:

	Performance Metrics - Consolidated (amounts are in thousands, except for net sales growth and product margin improvement)
Objective Measure	1	2	3	4	5
		Target
Net sales growth - North America	1.0%	2.5%	10.2%	15.2%	21.1%
Net sales growth - Other international	3.6%	8.1%	13.2%	15.7%	18.1%
Product margin improvement - North America	Last year plus	Last year plus	Last year plus	Last year plus	Last year plus
	0.1%	0.4%	0.6%	0.7%	0.9%
Product margin improvement - Other international	Last year plus	Last year plus	Last year plus	Last year plus	Last year plus
	2.0%	2.3%	2.6%	2.7%	2.9%
Operating profit dollar improvement - North America	2,214	4,925	21,840	34,433	49,957
Operating profit dollar improvement - Other international	8,146	10,816	13,777	15,295	16,733
Operating profit dollar improvement - Global	7,309	12,691	32,567	46,678	63,640

The following table represents the percentage of the respective NEOs base salary that will be earned upon achievement of the performance thresholds (“Threshold Percentage”):

	Performance Threshold
Executive Officer	1	2	3	4	5
Thomas D. Campion, Chairman of the Board	33%	65%	98%	114%	130%
Richard M. Brooks, Chief Executive Officer and Director	63%	125%	188%	219%	250%
Christopher C. Work, Chief Financial Officer	38%	75%	113%	131%	150%
Chris K. Visser, Chief Legal Officer and Secretary	33%	65%	98%	114%	130%
Erin D. Wendte, Chief Commercial Officer	30%	60%	90%	105%	120%
Adam C. Ellis, President International	30%	60%	90%	105%	120%

The threshold percentages in the table above are multiplied by the percentages in the following table for each performance threshold achieved (“Objective Measure Weighting Percentage”). The compensation committee weights each threshold for each of the NEOs based upon that individual’s ability to impact the measure. The objective measures are weighted between North America and other international performance thresholds based on fiscal 2025 budgeted sales results, with exception of the President International, whose objective measures are weighted higher for other international operations.

	Objective Measure
Executive Officer	North America Net Sales	Other Inter-national Net Sales	North America Product Margin	Other Inter-national Product Margin	North America Operating Profit	Other Inter-national Operating Profit	Consolidated Operating Profit
Thomas D. Campion, Chairman of the Board	24%	6%	16%	4%	n/a	n/a	50%
Richard M. Brooks, Chief Executive Officer and Director	24%	6%	16%	4%	n/a	n/a	50%
Christopher C. Work, Chief Financial Officer	24%	6%	16%	4%	n/a	n/a	50%
Chris K. Visser, Chief Legal Officer and Secretary	24%	6%	16%	4%	n/a	n/a	50%
Erin D. Wendte, Chief Commercial Officer	36%	4%	18%	2%	36%	4%	n/a
Adam C. Ellis, President International	6%	24%	4%	16%	10%	40%	n/a

Therefore, for each performance threshold achieved, the calculation of the short-term cash based incentive earned is as follows:

Base Salary ($) x Threshold Percentage x Objective Measure Weighting Percentage

During fiscal 2025, we exceeded the level two threshold for North America net sales, North America operating profit, and Consolidated operating profit. We exceeded level three threshold for North America product margin. We did not achieve any of the Other International net sales, operating margin and operating profit. The short-term cash based incentives targets and the actual compensation paid to the NEOs for fiscal 2025 are as follows:

Executive Officer	Short-Term Cash Based Incentive Compensation Target	Short-Term Cash Based Incentive Compensation Paid
Thomas D. Campion, Chairman of the Board	$217,750	$238,924
Richard M. Brooks, Chief Executive Officer and Director	$918,750	$1,008,089
Christopher C. Work, Chief Financial Officer	$360,750	$395,829
Chris K. Visser, Chief Legal Officer and Secretary	$261,300	$286,709
Erin D. Wendte, Chief Commercial Officer	$286,800	$349,145
Adam C. Ellis, President International	$271,800	$74,620

Bonus

While we continue to execute growth strategies and invest for the future, the compensation committee recognizes the uncertain economic environment that has the potential to negatively impact virtually every industry including consumer discretionary spending businesses such as ours. The compensation committee recognizes that in some circumstances it may be advisable to establish and pay discretionary bonuses in order to reward NEOs for managing the business during unusual circumstances or difficult economic conditions. For example, in a situation where at the beginning of a fiscal year there was believed to be a wide range of possible financial outcomes, this variability may make it difficult to set targets for short-term cash-based incentives. Accordingly, at the end of the fiscal year the compensation committee retains the discretion to award a bonus if the NEOs were able to achieve meaningful results during the fiscal year. We may also award discretionary cash bonuses from time to time in order to attract and retain key NEOs. The intention is to pay such bonuses rarely if and only if other elements of the executive pay system do not respond to outstanding achievements clearly pursued and delivered in the interests of our shareholders. The compensation committee evaluates the below criteria in determining whether to award a bonus, including:

•
current environment and current year performance,
•
comparison of performance to peer group,
•
cash and working capital position, and
•
comparison to the incentive metrics of net sales, product margin and operating profit had the short-term cash-based incentive program been in place.

For fiscal 2025, the compensation committee did not elect to make any discretionary bonuses.

Long-Term Equity Incentives

The compensation committee uses long-term equity incentives as a significant component of total compensation consistent with the culture and compensation philosophy. The compensation committee continues to believe in the importance of equity compensation for all executive officers and issues equity incentives broadly through the management population.

Additionally, because we do not have a pension or a supplemental executive retirement plan, we believe our executives should plan for their retirement substantially through potential wealth accumulation from equity gains.

Long-term equity incentive awards are determined through a combination of the Company’s performance, execution of our total compensation strategy of rewarding executives and providing a foundation for wealth building. Our stock option awards generally have a ten-year term and typically vest 25% per year. Our restricted stock awards generally vest 33% per year.

The compensation committee met in March 2025 and considered the performance of the Company, its overall compensation strategy and the level of equity grants to align the NEOs with shareholders. Based on the compensation committee’s deliberations, the following equity incentive awards were granted:

Executive Officer	Restricted Stock Grants	Stock Option Grants
Thomas D. Campion, Chairman of the Board	—	—
Richard M. Brooks, Chief Executive Officer and Director	—	—
Christopher C. Work, Chief Financial Officer	22,245	42,483
Chris K. Visser, Chief Legal Officer and Secretary	15,400	29,411
Erin D. Wendte, Chief Commercial Officer	17,111	32,679
Adam C. Ellis, President International	20,533	39,215

The compensation committee believes the levels of grants are appropriate, consistent with its compensation strategy and provide a meaningful alignment of the NEOs with the Company’s shareholders.

Equity Grant Timing Practices. All stock options granted at Zumiez have an exercise price equal to the closing market price of our stock on the grant date. Regular annual grants for employees are approved at the March compensation committee and board meetings, and the grant date for such annual grants is generally the second business day after the later to occur of the following: the public release of fiscal year-end earnings or the filing of the annual report on Form 10-K covering the fiscal year period. In cases when the filing of the annual report on Form 10-K is scheduled to occur more than three business days after the public release of fiscal year-end earnings, then the grant date of annual grants may occur on the second business day after the public release of fiscal year-end earnings provided that the grant date does not occur less than four business days before the filing of the annual report on Form 10-K. The grants are approved as formulas based on a specified dollar amount and approved dilution percentages; the number of shares and exercise price for each option grant are determined based on the closing market price of our stock on the grant date, and the number of shares for each restricted stock grant is determined by dividing the dollar amount by the closing market price of our stock on the grant date. The board gives the CEO the ability to grant a small number of equity awards for the current fiscal year at the March board meeting for new hires and promotions.

Who is Involved in Compensation Decisions for NEOs

The role of the compensation committee—The compensation committee oversees and governs the compensation of the NEOs. The compensation committee is currently composed of three independent outside directors. Its top priority is aligning the interests of the NEOs with those of shareholders and motivating them in the most effective manner possible to create maximum long-term shareholder value. The compensation committee’s responsibilities are to:

•
Establish and articulate the philosophy, rationale and strategy for compensating all NEOs.
•
Approve and oversee group and individual compensation plans designed to fulfill our philosophy and strategy.
•
Develop, recommend and justify to the board all compensation decisions and actions for the CEO.
•
Review and approve all compensation decisions and actions for other NEOs.
•
Review and approve any up-front performance measures, goals, standards, weightings and formulas that may be used to determine future conditional awards for NEOs.
•
Ensure the ongoing success of our compensation program for NEOs by seeking, pursuing, evaluating and implementing improvements.
•
Review total compensation compared to compensation opportunities and practices in the competitive market for executive talent.
•
Evaluate the enterprise risk associated with all forms of compensation.
•
Appoint, determine the funding for, and oversee the independent compensation consultant.

The role of NEOs—The NEOs, and in particular the CEO, provide and explain information requested by the compensation committee and are present at compensation committee meetings as requested by the compensation committee. The NEOs are not present during deliberations or determination of their respective compensation. On behalf of the compensation committee, the CEO has the following specific responsibilities:

•
Develop, recommend and justify, to the compensation committee, compensation decisions and actions for NEOs other than the CEO.
•
Develop, recommend and justify, to the compensation committee, any up-front performance measures, goals, standards, weightings and formulas that may be used to determine future conditional awards for the compensation program for NEOs.
•
Report, to the compensation committee, experiences with the compensation program for NEOs and present any perceived opportunities for improvement.
•
Communicate appropriate information about the compensation committee’s actions and decisions to the other NEOs.

The role of external advisors—At the compensation committee’s discretion, it may engage and consult with external advisors as it determines necessary to assist in the execution of its duties. External advisors have the following responsibilities:

•
Provide research, analysis and expert opinions, on an as-requested basis, to assist the compensation committee in education, deliberations and decision-making.
•
Maintain independence from our management.
•
Interact with members of management only with the approval of the chair of the compensation committee.

All external advisors are engaged directly by the compensation committee and independently of the management of the Company.

The compensation committee periodically engages a compensation consultant to work with the compensation committee on its compensation deliberations. During fiscal 2025, the compensation committee asked Meridian Compensation Partners, as the independent consultation to the committee, to provide an assessment of compensation levels and advise the compensation committee on compensation strategies based on a market analysis taking into account recruiting goals, and retaining and motivating talent to build shareholder value. The compensation committee and the Company believe the compensation consultant is independent of Zumiez and our management.

Our Chief Legal Officer and Secretary also supports the compensation committee in its work.

The Compensation Decision-making Process

The compensation committee gathers together information to help it assess compensation for the NEOs, including:

•
Tally sheets—We use tally sheets for each of the NEOs to summarize the significant components of compensation, including base salary, short-term cash based incentives, bonuses, and equity incentives. The tally sheets are compared to targeted total compensation.
•
Competitive compensation analysis—At the compensation committee’s direction, the compensation consultant developed and delivered analysis of competitive compensation for each NEO position. The focus was on a representative benchmarking peer group to reflect the competitive market for executive talent. The benchmarking peer group was developed using industry, revenue and retail segment screening criteria to identify the peer group, which included Abercrombie & Fitch, Build-A-Bear Workshop, Buckle, Cato Corp, Citi Trends, Destination XL Group, Duluth Holdings, Genesco, J. Jill, Lands' End, Sportsman’s Warehouse Holdings, Tilly's, Torrid, Urban Outfitters, and Vera Bradley. Analysis was performed using publicly-available information on executive pay levels compiled from the most recently available proxy statements of publicly-held companies. The compensation consultant provided expert opinions and conclusions to the compensation committee about targets for base salary, short-term cash based incentives and long-term equity incentives for our NEO roles. The committee used this information to ensure that our stated philosophy and strategy for aligning executive compensation opportunities with the competitive market has been and continues to be fulfilled.
•
Fiscal 2025 results—The compensation committee has access to fiscal 2025 operating plans and budgets as approved by the board of directors in March 2025. Management updates the compensation committee and the board on actual performance compared to budgets and summarizes for the compensation committee how the Company and the NEOs performed against the performance targets.
•
Fiscal 2026 operating and financial plans—The compensation committee also receives the operating plan and budgets for fiscal 2026 as approved by the Company’s board of directors. The compensation committee uses this information to help establish performance targets for the upcoming fiscal year.
•
Audited results—The compensation committee reviews the final audited results to confirm that performance targets were achieved. No incentive awards are made until audited results are received by the board.

•
Performance of peer retailers—The compensation committee requests that management prepare a schedule comparing our performance, including comparable sales growth, operating income and earnings per share, for the last five fiscal years to the above stated peer group. All of the information for these retailers was summarized from publicly available data. The compensation committee compares our relative performance as an additional data point understanding that all of these companies are larger and may have significantly different business models with significantly different growth profiles.
•
Evaluations—The compensation committee receives a self-evaluation and confidential upward evaluations of the CEO and summary evaluations of the remaining NEOs. The compensation committee chair solicits the full membership of the board for feedback on the CEO’s performance and prepares the CEO’s annual evaluation for review by the full compensation committee.

The compensation committee thoroughly and systematically reviews and discusses all information submitted. It asks management to clarify and supplement as appropriate. The committee then works with its consultant to determine fair and competitive compensation awards and opportunities for each of the NEOs.

The compensation committee currently structures the NEO compensation program to:

•
Provide conservative (40th percentile) base salary opportunities against the Company’s competitive market for executive compensation talent.
•
Establish average (50th percentile) total cash compensation opportunities (base salary, bonus and Short-Term Cash Based Incentives) against the competitive market.
•
Provide long-term equity-based awards at the 50th percentile when compared to competitive practices for comparable roles. In the case of our Chairman and our CEO who beneficially own 4.8% and 15.3% of the Company, respectively, the compensation committee has concluded that each executive owns a sufficient amount of equity to align them with the long-term interests of shareholders. Because of this, neither our Chairman nor our CEO has received equity grants since before the Company’s initial public offering.

The compensation committee evaluates this approach to total direct compensation on an annual basis to best maintain alignment of the interests of NEO’s with the long-term economic interests of shareholders, given the maturity, complexity and size of the business. Included is a thorough review of the approach to the Chairman and CEO, where the committee reserves the right to provide additional equity-based awards to the incumbents if it determines doing so is in the best interests of shareholders and/or is needed to best reflect competitive practices.

During its deliberations, the compensation committee also considers:

•
Long-term wealth accumulation—the accumulated wealth from previous equity incentives granted to each NEO.
•
Internal pay equity—the relationship between the compensation of our CEO and the other NEOs, as well as staff at-large.

There is discretion inherent in the compensation committee’s role of establishing compensation for the NEOs. The compensation committee has attempted to minimize discretion by focusing on the three objective financial measures it considers to be the long-term drivers of the Company’s business: net sales, product margin and operating profit. These performance measures have historically been used to determine the short-term cash based incentives and are also key considerations in determining changes to base salary and long-term equity incentive awards. Some discretion is used by the compensation committee in evaluating the qualitative performance of the NEOs in determining base salary adjustments and payment of discretionary bonuses. Some discretion is also used in the granting of long-term equity incentive awards to help NEOs build wealth through ownership of Zumiez stock. However, in all of these uses of discretion the compensation committee is also governed by the overall compensation philosophy; and, is guided by explicit competitive targets and ranges of reasonableness.

In making its final decisions, the committee works to ensure that all outcomes are thoroughly justifiable and defensible as well as fair and effective from all critical perspectives: those of the full board, shareholders, objective external experts and the NEOs themselves.

Advisory Vote on Executive Compensation. The shareholders of the Company are provided the opportunity to provide an advisory vote on the Company’s executive compensation every year. At the last such vote in June 2025 the shareholders of the Company approved the Company’s executive compensation in an advisory vote with 99.4% of the votes being cast in favor of the Company’s executive compensation. The compensation committee viewed this vote as strong support for its executive compensation decisions and policies and, accordingly, it did not consider making changes to its executive compensation decisions and policies in response to the 2025 advisory shareholder vote.

Enterprise Risk and Compensation

The compensation committee considers all facets of the NEOs compensation structure and believes it appropriately balances the drive for financial results and risks to the Company. The compensation committee aligns executive compensation with shareholder interests by placing a majority of total compensation “at risk,” and increasing the amount of pay that is “at risk” as the executives achieve higher levels of performance. “At risk” means the executive will not realize value unless performance goals are attained. The short-term incentives are tied to easily measurable financial metrics that the compensation committee believes are consistent, transparent and drive shareholder value; that is, net sales, product margin and operating profit. The majority of the long-term based compensation vests over several years and is not tied to specific financial metrics. By combining annual cash incentives tied to short-term financial performance along with the majority of the NEOs long-term wealth creation tied to stock performance, the compensation committee believes an appropriate balance exists between rewarding performance without excessive risk taking. In addition, the compensation committee believes the short-term incentives in place that are tied to financial performance do not provide excessive risk to the Company as they are capped at no more than 250% of base pay for our CEO, 130% for our Chairman of the Board, 150% for our Chief Financial Officer, 130% for our Chief Legal Officer and Secretary and 120% for our President International. The compensation committee believes that the overall executive compensation policy contains less than a ‘reasonable likelihood’ of material risk.

Employment Agreements

None of our U.S. employees have an employment agreement and all U.S. employees are “at will.”

Tax and Accounting Implications

Accounting Treatment. We recognize a charge to earnings for accounting purposes for equity awards over their vesting period. We expect that the compensation committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhand when deciding on amounts and terms of equity grants.

Taxation of Parachute Payments and Deferred Compensation. We do not provide and have no obligation to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Code Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Code Section 409A. Our 2023 Equity Incentive Plan and the prior 2014 Equity Incentive Plan, each provides that it shall be interpreted and administered to the extent necessary to comply with or effectuate an exemption from the requirements of Code Section 409A.

Advisory Vote on Executive Compensation

We are providing the Company’s shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers at our 2026 annual meeting of shareholders. Please see Proposal 2 – Advisory Vote on Executive Compensation. As noted above under the section heading “The Compensation Decision-making Process.” The result of the prior advisory shareholder vote at our 2025 annual meeting of shareholders was 99.4% of votes cast approved the compensation of our named executive officers.

Additionally, every six years, we provide the Company’s shareholders with the opportunity to indicate their preference on how frequently we should seek an advisory vote on the compensation of our named executive officers, with the option for every “1 Year,” every “2 Years,” or every “3 Years.” The result of the prior advisory vote at our 2023 annual meeting of shareholders was 70.8% of votes cast were in favor of an advisory vote on executive compensation every year. Based on the board of directors’ recommendation for a frequency of every year and the voting results with respect to the frequency of future advisory votes on executive compensation, the board of directors determined that it would include in the annual shareholder meeting proxy materials a shareholder vote on executive compensation every year until the next required vote on frequency of advisory votes on executive compensation, which we are providing the opportunity to vote on at our 2029 Annual Meeting of Shareholders.

CEO/Median Employee Pay Ratio

We believe in delivering quality employment experiences at all levels within the Company. In that regard, every year we create thousands of career opportunities for individuals who are just beginning their professional careers and who are driven to develop new skills in an environment centered around teaching and learning. Many of these opportunities are provided to our part-time sales associates, who on average are approximately 20 years of age, and are often furthering their career through concurrent education and/or additional employment opportunities.

The median employee was identified by calculating fiscal year taxable income for each of our 8,682 employed individuals, excluding our CEO, on January 31, 2026. All employees located in North America and Europe were included in the calculation. A de minimis number of non-U.S. employees, approximately 239 located in Australia, were excluded. Additionally, any earnings paid to employees in a foreign currency were converted to U.S. dollars using the applicable exchange rates on the date listed above. To help assure an accurate representation of the median employee, earnings for regular employees employed for less than one year were annualized based on their individual average earnings to date.

For fiscal 2025, we identified our median employee to be a part-time Sales Associate in one of our U.S. stores, whose annual compensation was $9,472. As stated in the “Total” column in the Summary Compensation Table, our CEO’s total compensation for fiscal 2025 was $1,749,159. As a result, we estimate our CEO to median employee pay ratio to be 185:1.

Compensation Committee Interlocks And Insider Participation

Mr. Harkless, Mr. Louden and Mr. Murphy served as members of the compensation committee during fiscal 2025. No member of the compensation committee was at any time during fiscal 2025 or at any other time an officer or employee of Zumiez, and no member had any relationship with Zumiez requiring disclosure as a related-person in the section “Certain Relationships and Related Transactions.” No executive officer of Zumiez has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during fiscal 2025.

Report Of The Compensation Committee Of The Board Of Directors

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James P. Murphy, Chairperson

Steven P. Louden

Guy Harkless

The compensation committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation committee report by reference therein.

PROPOSAL 2

Advisory Vote On Executive Compensation

We are providing the Company’s shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.

As described in the section entitled, “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, align, motivate and reward executives capable of understanding, committing to, maintaining and enhancing the Zumiez culture; and, with culture as a centerpiece of our competitive advantage, establishing and accomplishing business strategies and goals that we believe makes the Company an attractive investment for shareholders. As a result, our compensation programs are designed to be externally competitive, reward performance, be fair and consistent, drive long-term shareholder thinking, be an effective blend of guaranteed and at-risk components and for at-risk components, be an effective blend between short-term and long-term. Furthermore, our compensation committee does not use supplemental executive benefits and perquisites that are generally not also made available to our employees.

We are presenting this proposal, which gives our shareholders, the opportunity to endorse or not endorse our executive compensation programs through an advisory vote on the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, contained in this proxy statement.”

This vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. In addition, the non-binding advisory votes described in this Proposal 2 will not be construed as (1) overruling any decision by the Company, the board of directors, or the compensation committee relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the board of directors, or any committee of the board of directors, or the Company.

The Board Of Directors Recommends A Vote For The Approval, On An Advisory Basis, Of The Compensation Of The Company’s Named Executive Officers As Disclosed Pursuant To Item 402 Of Regulation S-K, Including The Compensation Discussion and Analysis, Compensation Tables And Narrative Discussion Contained In This Proxy Statement

Summary Compensation Table

The following table shows all compensation for fiscal 2025, 2024 and 2023 awarded to, earned by, or paid to our CEO, our CFO and our other named executive officers.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)		($)
Thomas D. Campion	2025	335,000	—	—	—	238,924	4,567		578,491
Chairman of the Board	2024	335,000	—	—	—	32,140	3,658		370,798
	2023	335,033	—	—	—	—	3,523		338,556

Richard M. Brooks	2025	735,000	—	—	—	1,008,089	6,070		1,749,159
Chief Executive Officer	2024	735,000	—	—	—	135,608	6,652		877,260
and Director	2023	735,000	—	—	—	—	5,081		740,081

Christopher C. Work	2025	481,000	—	324,999	324,995	395,829	4,025		1,530,848
Chief Financial Officer	2024	467,000	—	324,995	324,999	51,697	4,191		1,172,881
	2023	453,000	—	274,985	275,000	—	3,355		1,006,340

Chris K. Visser	2025	402,000	—	224,994	224,994	286,709	5,879		1,144,576
Chief Legal Officer	2024	390,000	—	224,988	224,994	37,417	5,121		882,520
and Secretary	2023	378,000	—	174,990	174,990	—	4,177		732,157

Erin D. Wendte	2025	478,000	—	249,992	249,994	349,145	3,265		1,330,396
Chief Commercial Officer

Adam C. Ellis	2025	478,000	—	299,987	299,995	74,620	328,653	(7)	1,481,255
President International	2024	440,000	—	299,993	299,999	32,498	357,140	(7)	1,429,630
	2023	427,000	—	249,986	249,992	—	181,010	(7)	1,107,988

(1)
This column represents the base salary earned during fiscal 2025, 2024, and 2023. We use a fiscal calendar consisting of a 52- or 53-week period ending on the Saturday closest to January 31.

(2)
There were no bonus compensation awarded to NEOs during fiscal 2025, 2024 and 2023 and paid (if applicable) in early fiscal 2026, 2025, 2024 and 2023, respectively. For additional information on the amount related to bonus compensation, see the previous discussion in the Compensation Discussion and Analysis entitled “Bonus.”
(3)
This column represents the aggregate grant-date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service based vesting conditions. For assumptions used in determining these values, please see Note 2 (listed under Stock-Based Compensation) in the Notes to Consolidated Financial Statements in our fiscal 2025, 2024 and 2023
Form 10-K reports, respectively. Information regarding the restricted stock awards granted to the NEOs during fiscal 2025 is set forth in the Grants of Plan-Based Awards Table on a grant-by-grant basis.
(4)
This column represents the aggregate grant-date fair value of stock option awards calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service based vesting conditions. For assumptions used in determining these values, please see Note 2 (listed under Stock-Based Compensation) in the Notes to Consolidated Financial Statements in our fiscal 2025, 2024 and 2023 Form 10-K reports, respectively. Information regarding the stock option awards granted to our NEOs during 2025 is set forth in the Grants of Plan-Based Awards Table on a grant-by-grant basis.
(5)
The amounts set forth in this column were earned during fiscal 2025 and paid in early fiscal 2026 to each of the NEOs under our executive Short-Term Cash Based Incentives. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the previous discussion in the Compensation Discussion and Analysis entitled, “Short-Term Cash Based Incentives.” Information regarding the threshold, target and maximum estimated future payouts under non-equity incentive plan awards is set forth in the Grants of Plan-Based Awards Table.
(6)
All other compensation includes 401(k) employer match contributions and company paid life insurance premiums.

(7)
In fiscal 2017, Mr. Ellis relocated to Austria at our request and received international assignment-related benefits, including housing-related expenses and tax equalization. In fiscal 2025, $273,021 in tax equalization payments, $51,395 in housing-related benefits, and $4,236 in other assignment related benefits. In fiscal 2024, $271,287 in tax equalization payments, $49,767 in housing-related benefits, and $36,086 in other assignment related benefits. In fiscal 2023, he received $117,776 in tax equalization payments, $51,101 in housing-related benefits, and $12,134 in other assignment related benefits. The tax-equalization payments are intended to place Mr. Ellis in a similar net tax position as a similarly compensated employee in the United States.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the NEOs in fiscal 2025. In the columns described as Estimated Future Payouts Under Non-Equity Incentive Plan Awards, this table quantifies potential awards under the executive short-term cash based incentives plan discussed previously.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#) (2)	Options (#) (3)	Awards ($) (4)	Awards ($) (5)
Thomas D. Campion		108,875	217,750	435,500	—	—	—	—
Chairman of the Board

Richard M. Brooks		459,375	918,750	1,837,500	—	—	—	—
Chief Executive Officer and Director

Christopher C. Work		180,375	360,750	721,500
Chief Financial Officer	3/17/2025				22,245			324,999
	3/17/2025					42,483	14.61	324,995

Chris K. Visser		130,650	261,300	522,600
Chief Legal Officer and Secretary	3/17/2025				15,400			224,994
	3/17/2025					29,411	14.61	224,994

Erin D. Wendte		143,400	286,800	573,600
Chief Commercial Officer	3/17/2025				17,111		14.61	249,992
	3/17/2025					32,679		249,994

Adam C. Ellis		135,900	271,800	543,600
President International	3/17/2025				20,533			299,987
	3/17/2025					39,215	14.61	299,995

(1)
These columns show what the potential payout for each NEO was under the executive short-term cash based incentives for fiscal 2025 if the threshold, target or maximum goals were satisfied for all performance measures. The short-term cash-based incentive was approved in March 2025. Please refer to the discussion in the Compensation Discussion and Analysis entitled, “Short-Term Cash Based Incentives” and the Summary Compensation Table for amounts earned by the NEOs in fiscal 2025.

(2)
This column shows the number of shares of restricted stock granted in fiscal 2025 to the NEOs. The restricted stock awards vest over a three-year period in equal annual installments beginning on the first anniversary date of the grant. Please refer to the discussion in the Compensation Discussion and Analysis entitled, “Long-Term Equity Incentives.” Information on the aggregate grant-date fair value of restricted stock awards is set forth in the Summary Compensation Table.

(3)
This column shows the number of stock options granted in fiscal 2025 to the NEOs. These stock options vest over a four-year period in equal annual installments beginning on the first anniversary date of the grant. Please refer to the discussion in the Compensation Discussion and Analysis entitled, “Long-Term Equity Incentives.” Information on the aggregate grant-date fair value of stock option awards is set forth in the Summary Compensation Table.

(4)
This column shows the exercise price for the stock options granted, which was the closing price of the Company’s stock on the grant date indicated.

(5)
This column represents the aggregate grant-date fair value of restricted stock and stock option awards calculated in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service based vesting conditions. For assumptions used in determining these values, please see Note 2 (listed under Stock-Based Compensation) in the Notes to Consolidated Financial Statements in our fiscal 2025 Form 10-K. These amounts reflect the Company’s accounting expense for these stock options and restricted stock awards to be recognized over the vesting period of the grants, and do not correspond to the actual value that will be recognized by the NEO.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option awards and restricted stock awards for the NEOs at January 31, 2026. This table includes unexercised and unvested stock options and restricted stock awards. The vesting schedule for each grant of stock options and restricted stock awards is shown in the footnotes to this table. The market value of the restricted stock awards is based on the closing market price of our stock on January 31, 2026, which was $24.61.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Options Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested
Name	(#)		(#)	($)	Date	(#)		($)
Thomas D. Campion	—		—	—	—	—		—
Chairman of the Board

Richard M. Brooks	—		—	—	—	—		—
Chief Executive Officer and Director

Christopher C. Work	2,699	(1)	—	23.40	3/19/2028	—		—
Chief Financial Officer	6,266	(2)	—	24.54	3/18/2029	—		—
	13,986	(3)	—	18.60	3/16/2030	—		—
	7,712	(4)	—	45.31	3/15/2031	—		—
	7,926	(5)	2,642	40.46	3/14/2032	—		—
	12,684	(6)	12,685	20.66	3/13/2033	—		—
	11,459	(7)	34,380	13.32	3/18/2034	—		—
	—	(8)	42,483	14.61	3/17/2035	—		—
	—		—	—	—	4,436	(9)	109,170
	—		—	—	—	16,266	(10)	400,306
	—		—	—	—	22,245	(11)	547,449

Chris K. Visser	6,610	(4)	-	45.31	3/15/2031	—		—
Chief Legal Officer and Secretary	5,661	(5)	1,888	40.46	3/14/2032	—		—
	8,071	(6)	8,072	20.66	3/13/2033	—		—
	7,933	(7)	23,801	13.32	3/18/2034	—		—
	—	(8)	29,411	14.61	3/17/2035	—		—
	—		—	—	—	2,823	(9)	69,474
	—		—	—	—	11,260	(10)	277,109
	—		—	—	—	15,400	(11)	378,994

Erin D. Wendte	2,375	(1)	—	23.40	3/19/2028
Chief Commercial Officer	4,804	(2)	—	24.54	3/18/2029
	6,993	(3)	—	18.60	3/16/2030	—		—
	5,509	(4)	—	45.31	3/15/2031	—		—
	5,283	(5)	1,762	40.46	3/14/2032	—		—
	9,225	(6)	9,225	20.66	3/13/2033	—		—
	8,815	(7)	26,445	13.32	3/18/2034	—		—
	—	(8)	32,679	14.61	3/17/2035	3,226	(9)	79,392
	—		—	—	—	12,512	(10)	307,920
	—		—	—	—	17,111	(11)	421,102

Adam Ellis	13,112	(3)	—	18.60	3/16/2030	—		—
President International	6,610	(4)	—	45.31	3/15/2031	—		—
	6,793	(5)	2,265	40.46	3/14/2032	—		—
	11,531	(6)	11,531	20.66	3/13/2033	—		—
	10,578	(7)	31,735	13.32	3/18/2034	—		—
	—	(8)	39,215	14.61	3/17/2035	4,033	(12)	99,252
	—		—	—	—	15,014	(13)	369,495
	—		—	—	—	20,533	(14)	505,317

(1)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 19, 2018.
(2)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 18, 2019.
(3)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 16, 2020.
(4)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 15, 2021.
(5)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 14, 2022.
(6)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 13, 2023.
(7)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 18, 2024.
(8)
Options subject to this grant vest over a four-year period in equal annual installments beginning on the one-year anniversary of the grant date. The grant date was March 17, 2025
(9)
This restricted stock grant vest over a three-year period in equal annual installments beginning on the grant date anniversary. The grant date was March 13, 2023.
(10)
This restricted stock grant vest over a three-year period in equal annual installments beginning on the grant date anniversary. The grant date was March 18, 2024.
(11)
This restricted stock grant vest over a three-year period in equal annual installments beginning on the grant date anniversary. The grant date was March 17, 2025.
(12)
This restricted stock unit grant vest over a three-year period in equal annual installments beginning on the grant date anniversary. The grant date was March 13, 2023.
(13)
This restricted stock unit grant vest over a three-year period in equal annual installments beginning on the grant date anniversary. The grant date was March 18, 2024.
(14)
This restricted stock unit grant vest over a three-year period in equal annual installments beginning on the grant date anniversary. The grant date was March 17, 2025.

Option Exercises and Stock Vested

The following table provides information for the NEOs on stock option exercises and on the vesting of other stock awards during fiscal 2025, including the number of shares acquired upon exercise or vesting and the value released before payment of any applicable withholding taxes and broker commissions.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Valued Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Name	(#)	($)	(#)	($)
Thomas D. Campion	—	—	—	—
Chairman of the Board

Richard M. Brooks	—	—	—	—
Chief Executive Officer and Director

Christopher C. Work	—	—	14,299	197,065
Chief Financial Officer

Chris K. Visser	10,770	100,850	9,689	133,782
Chief Legal Officer and Secretary

Erin D. Wendte	3,497	39,866	10,635	146,749
Chief Commercial Officer

Adam C. Ellis	—	—	13,023	179,538
President International

(1)
The dollar amount realized upon exercise was calculated by determining the difference between the market price of the underlying shares of common stock at exercise and the exercise price of the stock options.

(2)
The dollar amount realized upon vesting was calculated by applying the market price of the restricted stock shares on the vesting dates.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

The Company does not maintain a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

Certain of the NEOs have unvested stock options and awards of restricted stock under the Company’s 2023 Equity Incentive Plan and 2014 Equity Incentive Plan, the vesting of which may accelerate in the event of a Change in Control (as defined below). The Company does not maintain a severance or separation plan, or any such individual plans, for its executive officers. Accordingly, except as described below, there are no agreements, arrangements or plans that entitle the Company’s executive officers to enhanced benefits upon termination of their employment. The information below is a summary of certain provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summaries set forth in this proxy statement.

Double-Trigger Acceleration of Stock Award Vesting

The Company’s 2023 Equity Incentive Plan and 2014 Equity Incentive Plan each have a double-trigger acceleration which provides that in the event of a Change in Control we do not accelerate vesting of awards that are assumed or replaced by the resulting entity after a change in control unless an employee employment is also terminated by the Company without cause or by the employee with good reason within one year of the change in control.

For purposes of both the 2023 Equity Incentive Plan and the 2014 Equity Incentive Plan, “Change in Control” means:

(i)
the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or
(ii)
the sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

The following table shows the potential payments the NEOs could have received under these arrangements in connection with a Change in Control on January 31, 2026:

	Change in Control with Double Trigger Acceleration
Executive Officer	Stock Option Vesting in Connection with a Change in Control (1)	Restricted Stock Vesting in Connection with a Change in Control (2)
Thomas D. Campion Chairman of the Board	$—	$—
Richard M. Brooks Chief Executive Officer and Director	$—	$—
Christopher C. Work Chief Financial Officer	$863,086	$1,056,926
Chris K. Visser Chief Legal Officer and Secretary	$594,708	$725,577
Erin D. Wendte Chief Commercial Officer	$661,793	$808,414
Adam C. Ellis President International	$795,986	$974,064

(1)
Represents the amount calculated by multiplying the number of in-the-money unvested options with respect to which the vesting would accelerate as a result of Change in Control under the circumstances of a double trigger acceleration as defined in both the 2023 Equity Incentive Plan and the 2014 Equity Incentive Plan noted by the difference between the exercise price and the closing price of a share of common stock on the last trading day of fiscal 2025. The number of shares subject to unvested stock options and exercise prices thereof are shown previously in the Outstanding Equity Awards at Fiscal Year-End table.
(2)
Represents the amount of unvested restricted stocks awarded with respect to which the vesting would accelerate as a result of a Change in Control under the circumstances of a double trigger acceleration as defined in both the 2023 Equity Incentive Plan and the 2014 Equity Incentive Plan noted by the number of restricted stock shares unvested at the closing price of a share of common stock on the last trading day of fiscal 2025.

Death or Disability

The restricted stock awarded under both the Company’s 2023 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death or disability (as defined in the aforementioned plans), then unvested restricted stock awards would accelerate and immediately vest. Beginning in March 2020, the stock options awarded under the Company’s aforementioned equity incentive plans provides that if a participant’s employment is terminated by reason of death or disability (as defined in the aforementioned plans), then unvested stock options would accelerate and immediately vest.

The value of the potential payments the NEOs that would have vested assuming a January 31, 2026 termination of employment due to death or disability was: Christopher C. Work, $1,920,012; Chris K. Visser, $1,320,284; Erin D. Wendte, $1,470,207; and Adam C. Ellis, $1,770,049.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance metrics of the Company. The following tables and graphs below summarize the relationship between compensation “actually paid” (referred to as “Compensation Actually Paid” or the “CAP Amounts”) to the Chief Executive Officer (CEO) and the Non-CEO Named Executive Officers (“Non-CEO NEOs”), and the financial performance of the Company over the time horizon set forth below in accordance with SEC rules. The compensation committee does not use the CAP Amounts as a basis for making compensation decisions. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with performance, see “Compensation Discussion and Analysis” beginning on page 31.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on:			Company Selected Measures
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid for Non-CEO NEOs (4)	Cumulative Total Shareholder Return (5)	Peer Group Cumulative Total Shareholder Return (6)	Net Income (Loss) ($ millions) (7)	Operating Profit (Loss) ($ millions) (8)
2025	1,749,159	1,749,159	1,213,113	2,061,732	57.13	140.97	13.4	17.0
2024	877,260	877,260	963,957	1,004,697	70.41	163.65	(1.7)	2.0
2023	740,081	740,081	796,260	542,867	56.79	130.96	(62.6)	(64.8)
2022	740,487	740,487	909,952	268,029	82.61	128.25	21.0	31.1
2021	2,474,467	2,474,467	1,367,156	1,369,613	138.76	138.31	119.3	157.8

(1) Represents total compensation reported for our CEO, Mr. Brooks, as set forth in the total column of the Summary Compensation Table for the applicable year

(2) Represents Compensation Actually Paid for Mr. Brooks, as calculated in accordance with Item 402(v) of Regulation S-K. As discussed in the Compensation Discussion and Analysis beginning on page 31, the CEO has not received equity grants since before the Company’s initial public offering and the Company does not maintain any defined benefit or actuarial pension plans for any of the NEOs. Accordingly, there are no applicable adjustments per Item 402(v) of Regulation S-K to the CEO’s total compensation as reported for each corresponding year in the “Total” column of the Summary Compensation Table for the applicable year.

(3) Represents the average of the amounts of total compensation reported for our Non-CEO NEO as set forth in the Total column of the Summary Compensation Table for the applicable year. Our Non-CEO NEOs for fiscal 2021, and 2022 were Thomas D. Campion, Christopher C. Work, Chris K. Visser, Troy Brown and Adam C. Ellis. Our Non-CEO NEOs for fiscal 2023 and 2024 are Thomas D. Campion, Christopher C. Work, Chris K. Visser, and Adam C. Ellis. Our Non-CEO NEOs for fiscal 2025 are Thomas D. Campion, Christopher C. Work, Chris K. Visser, Erin D. Wendte and Adam C. Ellis.

(4) The amounts in this column represent the average amount of Compensation Actually Paid for our Non-CEO NEOs as a group as calculated in accordance with the requirements of Item 402(v) of Regulation S-K. In accordance with Item 402(v) of Regulation S-K adjustments were made to the average total compensation reported for our Non-CEO NEOs to determine the average amount of Compensation Actually Paid and these adjustments are set forth immediately below in the reconciliation table. Equity award adjustments noted in the reconciliation table below were calculated consistent with U.S. generally accepted accounting principles, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant

Reconciliation of Average Summary Compensation Table to Average CAP Amounts

	Average SCT Total for Non-CEO NEOs	- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Total
Average Compensation Actually Paid to Non-CEO NEOs	1,213,113	(439,990)	835,008	526,099	(72,498)	2,061,732

(5)& (6) The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K, assuming an initial investment date of January 30, 2021. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the average of (i) S&P 400 Apparel Retail Index and (ii) the S&P MidCap 400.

(7) Represents net income as reported in the Company’s audited financial statements for the applicable year.

(8) Represents the “Company Selected Measure” identified by the compensation committee. While the compensation committee does not view this measure as the single most important financial measure of performance used in the Company’s executive compensation program, we are required by SEC disclosure rules to select one such measure and identify it in the Pay-Versus-Performance Table as the Company Selected Measure. The compensation committee chose this measure because Operating Profit is one of the important performance indicators for the Company's success and it is the most heavily weighted performance metric in the short term incentive plan. Other important measures, such as Net Sales and Product Margin, are used in different combinations in our incentive plan performance goals among the NEOs.

Most Important Financial Performance Measures

For fiscal year 2025, the most important financial performance measures used to link executive Compensation Actually Paid to the NEOs to the Company’s performance are as follows, which are described in more detail in the Compensation Discussion and Analysis and are the performance metrics the compensation committee has chosen for the Company’s Short-Term Cash Based Incentives plan for each of the fiscal years covered in this Pay Versus Performance disclosure:

•
Operating Profit;
•
Net Sales; and
•
Product Margin.

Description of Relationships Between Compensation Actually Paid and Specified Financial Measures

As described in greater detail in the Compensation Discussion and Analysis beginning on page 31, the Company’s executive compensation program reflects a pay-for-performance and pay-at-risk philosophy, with a large portion in the form of variable, incentive-based pay. The metrics used for the Company’s Short-Term Cash Based Incentive plan are selected based on an objective to pay for superior results and sustainable growth by rewarding the achievement of challenging short-term performance goals designed to build shareholder value and drive performance. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table.

The following graphs depict the general relationships between the financial performance measures and CAP. Amounts set forth above in the Pay Versus Performance Table: TSR, peer group TSR, net income and Operating Profit, which is the measure the Company identified as the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link Compensation Actually Paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Operating Profit also has an impact on the Company’s stock price and relative TSR, which affects the value of the equity awards made pursuant to the Long-Term Equity Incentive plan. Fluctuations in CAP Amounts are primarily due to the result of our stock performance and varying levels of achievement against pre-established performance goals under our Short-Term Cash Based Incentive plan. Changes in the composition of our NEOs can also affect CAP Amounts from period to period.

CAP vs. Operating Profit
CEO CAP
Other NEOs CAP
Operating Profit
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
CAP ($ millions)
$150
$100
$50
$0
-$50
-$100
-$150
-$200
Operating Profit ($ millions)
158
31
(65)
2
17
$2.5
$1.4
$0.7
$0.3
$0.7
$0.5
$0.9
$1.0
$1.7
$2.1
2021
2022
2023
2024
2025

Compensation Actually Paid (CAP) vs. Company and Indexed Total Shareholder Return (TSR)
CEO CAP
Other NEOs CAP
ZUMZ TSR
Peer Group TSR
CAP ($ millions)
TSR ($)
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$160
$140
$120
$100
$80
$60
$40
$20
$0
138
139
128
131
164
141
83
57
70
57
$2.5
$1.4
$0.7
$0.3
$0.7
$0.5
$0.9
$1.0
$1.7
$2.1
2021
2022
2023
2024
2025

CAP vs. Net Income
CEO CAP
Other NEOs CAP
Net Income
CAP ($ millions)
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Net Income ($ millions)
$100
$50
$0
-$50
-$100
-$150
-$200
119
21
(63)
(2)
13
$2.5
$1.4
$0.7
$0.3
$0.7
$0.5
$0.9
$1.0
$1.7
$2.1
2021
2022
2023
2024
2025

Equity Compensation Plan Information

The following table sets forth information concerning the Company’s equity compensation plans at January 31, 2026:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	593,422	$19.35	1,298,101
Equity compensation plans not approved by security holders (2)	—	—	—
Employee stock purchase plans approved by security holders (3)	—	—	408,020

(1)
Equity compensation plans approved by shareholders includes the 2023 Equity Incentive Plan and the 2014 Equity Incentive Plan which was terminated upon approval of the 2023 Equity Incentive Plan by the Company’s shareholders in May 2023.
(2)
The Company does not have any equity compensation plans that were not approved by the Company’s shareholders.
(3)
Employee stock purchase plans approved by shareholders include the 2023 Employee Stock Purchase Plan.

Report Of The Audit Committee Of The Board Of Directors

The audit committee operates under a written charter adopted by the Company’s board of directors. The charter of the audit committee is available at http://ir.zumiez.com.

We have reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended January 31, 2026.

We have reviewed and discussed with management and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of the Company’s internal control over financial reporting.

We have discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees).

We have received and reviewed the written disclosures and the letter from our independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the independent auditor their independence.

Based on the reviews and discussions referred to previously, we recommended to our board of directors that the financial statements referred to previously be included in our Annual Report on Form 10-K.

THE AUDIT COMMITTEE

Steven P. Louden, Chairman

Travis D. Smith

Carmen R. Bauza

Guy M. Harkless

The audit committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the audit committee report by reference therein.

Recent Changes in Accounting Firm

On June 6, 2025, Moss Adams LLP resigned as the Company’s independent registered public accounting firm in connection with its merger with Baker Tilly US, LLP, which was appointed as the Company’s independent registered public accounting firm. Additional information regarding this change was previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025.

Fees Paid to Independent Registered Public Accounting Firm for Fiscal 2025 and 2024

The aggregate fees billed for professional services rendered by Baker Tilly for fiscal 2025 and Moss Adams for fiscal 2024, are as follows:

	Fiscal 2025	Fiscal 2024
Audit fees (1)	$609,450	$633,750
Audit-related fees (2)	18,360	28,000
Total fees	$627,810	$661,750

(1)
Audit fees include services and costs in connection with the audit of the consolidated annual financial statements of the Company and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports.
(2)
Audit-related fees include additional services in connection with the audit of the Company’s 401K plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the “de minimis exception” (discussed below) for non-audit services that are approved by the audit committee prior to the completion of the audit. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting. The audit committee will evaluate whether any permitted non-audit services are compatible with maintaining the auditor’s independence.

As discussed previously, all services of the auditor must be pre-approved by the audit committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•
the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;
•
such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•
such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit.

During fiscal 2025 and 2024, there were no services that were performed pursuant to the “de minimis exception.”

PROPOSAL 3

Ratification Of Selection Of Independent Registered Public Accounting Firm

Upon the recommendation of the audit committee, the board of directors has reappointed Baker Tilly US, LLP to audit our consolidated financial statements for the fiscal year ending January 30, 2027 (“fiscal 2026”). Baker Tilly US, LLP has served as our independent registered public accounting firm since 2025. A representative from Baker Tilly US, LLP will be at the meeting to answer any questions that may arise.

If the shareholders do not ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for fiscal 2026, our board of directors will evaluate what would be in the best interests of our Company and our shareholders and consider whether to select a new independent registered public accounting firm for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing our independent registered public accounting firm.

The Board Of Directors Recommends A Vote For Ratification Of Its Selection Of Baker Tilly US, LLP As The Company’s Independent Registered Public Accounting Firm For Fiscal 2026

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers, banks or other agents with account holders who are shareholders of Zumiez will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Secretary, Zumiez Inc., 4001 204th Street SW, Lynnwood, Washington 98036. Shareholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

Proposals Of Shareholders

We expect to hold our next annual meeting on or about June 3, 2026. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, a must send the proposal to our Secretary at the address below. A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received at our executive offices no later than December 24, 2026 to be considered for inclusion. Shareholder proposal must comply with all applicable legal requirements. Timely submission of a proposal does not guarantee that such proposal will be included in the proxy statement.

Secretary

Zumiez Inc.

4001 204th Street SW

Lynnwood, Washington 98036

Shareholder Recommendations and Nominations of Directors

Shareholder Recommendations to the Governance and Nominating Committee

The governance and nominating committee of the board will consider qualified nominees recommended by shareholders who may submit recommendations to the governance and nominating committee in care of our Chairman of the Board and Secretary at the following address:

Board of Directors and Chairman of the Board

c/o Secretary

Zumiez Inc.

4001 204th Street SW

Lynnwood, Washington 98036

Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director. Shareholder recommendations for director should include the following information:

•
the name, age, residence, personal address and business address of the shareholder who intends to make the nomination and of the person(s) to be nominated;

•
the principal occupation or employment, the name, type of business and address of the organization in which such employment is carried on of each proposed nominee and of the shareholder who intends to make the nomination;
•
a representation that the shareholder is a holder of record of stock of the Company, including the number of shares held and the period of holding;
•
a description of all arrangements or understandings between the shareholder and the recommended nominee;
•
such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and
•
the consent of the recommended nominee to serve as a director of the Company if so elected.

The governance and nominating committee may require that the proposed nominee furnish the committee with other information as it may reasonably request to assist it in determining the eligibility of the proposed nominee to serve as a director.

To submit a recommendation for director for an upcoming annual shareholder meeting, it is necessary that a proposing shareholder notify the Company and provide the information set forth previously, no later than 120 days prior to the corresponding date on which the Company’s annual proxy statement is mailed in connection with the most recent annual meeting.

General Director Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in Article I, Section 10 of the Company’s bylaws. Specifically, these provisions require that written notice of a shareholder’s intent to make a nomination for the election of directors be received by the Secretary not fewer than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting of shareholders.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in our proxy materials, you must provide notice of such proposal to us no later than February 4, 2026, and not before January 5, 2026. Our bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our bylaws, please contact:

Secretary

Zumiez Inc.

4001 204th Street SW

Lynnwood, Washington 98036

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Chris K. Visser
Chief Legal Officer and Secretary

Lynnwood, Washington

April 24, 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC is available without charge upon written request to: Secretary, Zumiez Inc., 4001 204th Street SW, Lynnwood, Washington 98036.

zumiez

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
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02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Thomas D. Campion	☐	☐	☐
1b. Liliana Gil Valletta	☐	☐	☐
1c. Carmen R. Bauza	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000689396_1 R2.09.05.010

ZUMIEZ INC.
Annual Meeting of Shareholders
June 3, 2026 8:00 AM PDT
This proxy is solicited by the Board of Directors

By signing the proxy, you revoke all prior proxies and appoint Chris K. Visser and Richard M. Brooks, or either of them, as attorneys and proxies of the undersigned with full power of substitution to vote the undersigned's shares on the matters shown on the reverse side, and at any and all continuations, adjournments and postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side in accordance with the instructions, and with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of Zumiez Inc.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000689396_2 R2.09.05.010

ZUMIEZ INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

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